                                                                 EXHIBIT 10.3



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                             STOCKHOLDERS AGREEMENT

                                     among

                               NOW HOLDINGS, INC.

                                      and

                                its STOCKHOLDERS


                          Dated as of January 16, 1996



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
                               TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II.  MANAGEMENT AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 SECTION 2.1.          CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 SECTION 2.2.          CERTIFICATE OF INCORPORATION; NO CONFLICT
                                       WITH AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 2.3.          MANAGEMENT SERVICES AGREEMENT.   . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 2.4.          STOCK INCENTIVE PLAN AND BONUS PLANS   . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 2.5.          LIQUIDITY TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 SECTION 2.6.          REGISTRATION OF COMMON STOCK   . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 2.7.          ACCESS TO INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE III.  CORPORATE GOVERNANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 3.1.          BOARD OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 3.2.          REMOVAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 3.3.          VACANCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 3.4.          COVENANT TO VOTE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 3.5.          REPRESENTATION AND COVENANT OF DPI.  . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 3.6.          REPRESENTATION OF FIRST RESERVE.   . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV.  TRANSFERS OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 4.1.          RESTRICTIONS ON TRANSFER   . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 4.2.          EXCEPTIONS TO RESTRICTIONS   . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 SECTION 4.3.          NO TRANSFER TO COMPETITORS   . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 4.4.          ENDORSEMENT OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 4.5.          IMPROPER TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE V.  PURCHASE RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 5.1.          TRANSFERS BY A STOCKHOLDER   . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 5.2.          TRANSFER OF OFFERED SECURITIES TO THIRD PARTIES  . . . . . . . . . . . . . . .  22
                 SECTION 5.3.          PURCHASE OF OFFERED SECURITIES   . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 5.4.          WAITING PERIOD WITH RESPECT TO
                                       SUBSEQUENT TRANSFERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 SECTION 5.5.          PUTS AND CALLS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 SECTION 5.6.          RIGHT OF FIRST REFUSAL FOR NEW SECURITIES.   . . . . . . . . . . . . . . . . .  27
                 SECTION 5.7.          LEGALLY BINDING OBLIGATION; POWER OF
                                       ATTORNEY; PERSONAL RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 SECTION 5.8.          RIGHT TO JOIN IN SALE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 5.9.          RIGHTS TO COMPEL SALE.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 5.10.         STOCK INCENTIVE PLAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 SECTION 5.11.         PERMITTED REPURCHASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


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
ARTICLE VI.  REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 6.1.          DEMAND REGISTRATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 SECTION 6.2.          PIGGYBACK REGISTRATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 6.3.          REGISTRATION PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 SECTION 6.4.          INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 SECTION 6.5.          CONTRIBUTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 SECTION 6.6.          RULE 144   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VII.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 SECTION 7.1.          CERTAIN TERMINATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 SECTION 8.1.          SUCCESSORS AND ASSIGNS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 SECTION 8.2.          AMENDMENT AND MODIFICATION; WAIVER
                                       OF COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 8.3.          NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 8.4.          ENTIRE AGREEMENT; GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 8.5.          INJUNCTIVE RELIEF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 8.6.          INSPECTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 8.7.          HEADINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 8.8.          RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING
                                       THE SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 SECTION 8.9.          COUNTERPARTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45





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                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT, dated as of January 16, 1996, among NOW HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, the "Company"), DPI OIL SERVICE PARTNERS LIMITED PARTNERSHIP ("DPIOSP"), DPI Partners II ("DPI Partners") FIRST RESERVE FUND V, LIMITED PARTNERSHIP, FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP and FIRST RESERVE FUND VI, LIMITED PARTNERSHIP (collectively, the "First Reserve Stockholders"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), (collectively, together with their respective successors and assigns, the "Institutional Investors"), and the individuals and trustees named on the signature page hereof under "Management Investors" (collectively, together with their respective successors and assigns, the "Management Investors").

                              W I T N E S S E T H:

         WHEREAS, the Company, as of the date hereof, is authorized by its Restated Certification of Incorporation (a true and correct copy of which, as in effect on the date hereof, has been delivered to each Stockholder) to issue capital stock consisting of (i) 1,200 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (ii) 1,100,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), the shares of each of such classes of capital stock to have the voting powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof set forth with respect thereto in the Certificate of Incorporation;

         WHEREAS, on the date hereof (i) an aggregate of 490 shares of Class A Common Stock and 359,414 shares of Common Stock are owned of record and beneficially by DPIOSP; (ii) an aggregate of 434 shares of Class A Common Stock and 318,338 shares of Common Stock are owned of record and beneficially by the First Reserve Stockholders; (iii) an aggregate of 136 shares of Class A Common Stock, 99,756 shares of Common Stock and warrants to purchase 25,672 shares of Common Stock (subject to adjustment) are owned of record and beneficially by GE Capital; (iv) an aggregate of 34,229 shares of common stock are owned of record and beneficially by DPI Partners; (v) an aggregate of 129.6 shares of Class A Common Stock and 163,521 shares of Common Stock are owned of record and beneficially by the Management Investors; and (vi) no other shares of Class A Common Stock or Common Stock, or warrants, options, rights or other securities exercisable for or convertible into Class A Common Stock or Common Stock are issued or outstanding;

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and desire to enter into this Agreement in order to effectuate that purpose and to set forth their respective rights and obligations in connection with their investment in the Company; and

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Class A Common Stock and Common Stock and of the outstanding options and warrants therefor, including issued and outstanding shares of Class A Common Stock and Common Stock as well as shares of Common Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                        ARTICLE I.  CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

         ADJUSTED BOOK VALUE means (a) in respect of each share of Class A Common Stock, unreturned Original Cost, and (b) in respect of each share of Fully Diluted Common Stock an amount equal to the quotient of (x) the difference of (i) the consolidated stockholders' equity of the Company and its Subsidiaries (determined in accordance with GAAP) at the end of the last full fiscal quarter prior to the date such determination is made, and (ii) the Unreturned Original Cost; divided by (y) the number of shares of Fully Diluted Common Stock.

         AFFILIATE shall mean with respect to any Person, (a) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in the foregoing clause (a), or (c) any spouse, parent, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, aunt, uncle, first cousin or direct descendant of any Person described in the foregoing clause (b). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 50% or more of the outstanding shares of voting Capital Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         AGREEMENT shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         APPRAISED VALUE shall mean (a) in respect of each share of Class A Common Stock, the Class A Common Stock Value, and (b) in respect of each share of Common Stock, the fair market value per share of Common Stock determined by agreement of the First Reserve Stockholders and DPIOSP (and GE Capital, if GE Capital is selling or purchasing any Stock pursuant to the provisions of Sections 2.5 or 5.5(a)) or in the case of a purchase of Common Stock from any Management Investor, by agreement between the Board of Directors and such Management Investor or, in either such case if such agreement is not obtained within 30 days after the relevant determination date, by a nationally-recognized investment bank jointly selected by the First Reserve Stockholders and DPIOSP (and GE Capital, if GE Capital is selling or purchasing any Stock pursuant to the provisions of Sections 2.5 or 5.5(a)), or by the Board of Directors if such appraisal relates to Common Stock owned by a Management Investor. For purposes of determining the Appraised Value, the fair market value of the Common Stock shall equal the price per share of Common Stock that could be obtained in an open (non-forced) sale of all of the outstanding Common Stock, with ample time for marketing and closing and assigning equal value to each share of Common Stock. The cost of any investment bank will be borne by the Company and any such investment bank will be given full access to the books, records, properties and employees of the Company and its Subsidiaries.

         BOARD OF DIRECTORS shall mean the Board of Directors of the Company as from time to time hereafter constituted.

         BONUS PLANS shall mean the Value Appreciation Bonus Plan A and the Value Appreciation Bonus Plan B described in Section 2.4 as such Plans may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         BORROWER shall mean National-Oilwell, L.P., a Delaware limited partnership and an indirectly wholly-owned Subsidiary of the Company.

         BY-LAWS shall mean the By-Laws of the Company as in effect on the date hereof and as hereafter amended in accordance with the terms hereof and thereof.

         CALL shall have the meaning specified in Section 5.5.

         CAPITAL STOCK shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock or equity capital, including, without limitation, shares of preferred or preference stock, general and limited partnership interests, and any rights, warrants or options exercisable for or convertible into such capital stock or equity capital.

         CERTIFICATE OF INCORPORATION is defined in the Recitals. Such term shall also include the Certificate of Incorporation as hereafter from time to time amended in accordance with the terms thereof and of this Agreement.

         CLASS A COMMON STOCK is defined in the Recitals.

         CLASS A COMMON STOCK VALUE means the Unreturned Original Cost of each outstanding share of Class A Common Stock, plus the Appraised Value of one share of Common Stock.

         CLOSING DATE shall have the meaning specified in the Purchase
Agreement.

         COMMON STOCK is defined in the Recitals.

         COMMISSION shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         COMPANY is defined in the preamble.

         COMPANY SECURITIES shall have the meaning specified in Section 6.1(g).

         CONSOLIDATED TOTAL CAPITALIZATION shall mean consolidated total stockholders' equity plus consolidated total long-term debt of the Company and its Subsidiaries, all as determined in accordance with GAAP.

         DEBT REFINANCING INSTRUMENT shall mean any debt instrument covering indebtedness incurred to refinance all or any part of the indebtedness under the Loan Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes or the Revolving Term Credit Facility dated December 29, 1995 between National-Oilwell Canada Ltd. and General Electric Capital Canada Inc.

         DISPOSING STOCKHOLDER shall have the meaning specified in Section
5.8(a).

         DPI shall mean Duff & Phelps/Inverness LLC, a Connecticut limited liability company.

         DPI PARTNERS is defined in the Preamble.

         EXCHANGE ACT shall mean, as of any date, the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar Federal statute.

         FIRST OFFER PRICE shall have the meaning specified in Section 5.1(a).

         FIRST OFFER TERMS shall have the meaning specified in Section 5.1(a).

         FIRST RESERVE shall mean First Reserve Corporation, a Delaware corporation, together with its successors.

         FIRST RESERVE STOCKHOLDERS is defined in the Preamble.

         FOR CAUSE shall have the meaning specified in the Employment Agreement with each Management Investor.

         FULLY DILUTED COMMON STOCK at any time shall mean all shares of Class A Common Stock and Common Stock then issued and outstanding plus all shares of Common Stock issuable upon the exercise of any warrants, options or rights to acquire Common Stock which are then outstanding, regardless of whether such warrants, options, other rights are at the time exercisable, but excluding any shares of Common Stock which may be issuable upon conversion of Class A Common Stock.

         GAAP means generally accepted accounting principles from time to time in effect in the United States.

         GE CAPITAL is defined in the Preamble.

         GE CAPITAL WARRANT shall mean the warrant to purchase Common Stock dated January 16, 1996, as the same may be amended from time to time.

         GE SUBORDINATED NOTE shall mean the Subordinated Note in the original principal amount of $5,000,000 issued pursuant to the Note Purchase Agreement.

         HOLDER REQUEST shall have the meaning specified in Section 6.1(a).

         INSTITUTIONAL INVESTOR is defined in the Preamble.

         INVESTOR shall mean any of the Institutional Investors and the Management Investors.

         LIQUIDITY TRANSACTION shall have the meaning specified in Section 2.5.

         LOAN AGREEMENT shall mean the Credit Agreement dated as of December 29, 1995 between GE Capital, Goldman, Sachs & Co., GECC Capital Markets Group, Inc. and other lenders, National-Oilwell (UK) Limited and the Borrower, as the same may be amended from time to time (unless otherwise specified in this Agreement).

         MANAGEMENT INVESTORS shall have the meaning specified in the preamble.

         MANAGEMENT SERVICES AGREEMENT shall mean the Management Services Agreement dated as of January 16, 1996, between Duff & Phelps/Inverness LLC and the Company, as such agreement may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         MATERIAL SUBSIDIARY means a Subsidiary of the Company that owns "substantial assets" (as defined in Section 2.1).

         NASD means the National Association of Securities Dealers, Inc., or any successor regulatory body exercising similar functions.

         NORMAL RETIREMENT shall mean the retirement of an employee pursuant to the National-Oilwell Retirement Trust and Plan at any time after the third anniversary of the Closing Date.

         NOTE PURCHASE AGREEMENT shall mean the Note Purchase Agreement dated January 16, 1996 between GE Capital and the Borrower.

         NOTICE OF EXERCISE shall have the meaning specified in Section 5.1(b).

         NOTICE OF INTENTION shall have the meaning specified in Section
5.1(a).

         OFFERED SECURITIES shall have the meaning specified in Section 5.1(a).

         PARENT shall mean, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

         PERMITTED NUMBER shall have the meaning specified in Section 5.5(b).

         PERMITTED TRANSFEREE shall mean, with respect to any Investor, those Persons to whom transfers of Securities are permitted to be made by such Investor pursuant to Subsection (a) or (b) of Section 4.2 hereof.

         PERSON shall mean an individual or a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

         PRIME RATE shall mean the Index Rate as defined in the Loan Agreement, as the Loan Agreement was in effect on the Closing Date, which in no event shall exceed 10% per annum.

         PROPOSED PURCHASER shall have the meaning specified in Section 5.8(b).

         PUBLIC OFFERING shall mean a public offering and sale of equity securities of the Company pursuant to an effective registration statement on Form S-1 under the Securities Act.

         PURCHASE NOTE shall have the meaning specified in Section 5.5(i).

         PURCHASE OFFER shall have the meaning specified in Section 5.8(b).

         PUT shall have the meaning specified in Section 5.5(a).

         QUALIFIED PUBLIC OFFERING shall mean a Public Offering of Common Stock, at the conclusion of which the aggregate number of issued and outstanding shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act is equal to at least 20% of the Fully Diluted Common Stock after giving effect to such sale and the listing of the Common Stock on the New York Stock Exchange, American Stock Exchange, Nasdaq Stock Market or the National Association of Securities Dealers, Inc., Automated Quotation System.

         REGISTRABLE SECURITIES shall mean the following:

                 (a) all shares of Common Stock outstanding on the date hereof or issuable under warrants or options outstanding on the date hereof;

                 (b) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (a) by way of a pay-in-kind dividend, stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company; and

                 (c) all shares of Common Stock issued or issuable upon the conversion of any of the shares of Class A Common Stock in accordance with the applicable provisions of the Certificate of Incorporation.

         No holder of shares of Class A Common Stock (or warrants to purchase shares of Class A Common Stock) shall have any registration rights hereunder with respect to any shares of Class A Common Stock, but only with respect to shares of Common Stock into which such shares of Class A Common Stock shall be converted and, solely for purposes of Article VI of this Agreement, each holder of shares of Class A Common Stock (or warrants to purchase such shares) which are to be converted into shares of Common Stock to be sold in connection with such a registration shall be deemed to be the holder of shares of Common Stock into which such shares of Class A Common Stock shall be convertible.

         As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         REGISTRATION EXPENSES shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Article VI hereof, including, without limitation, all Commission, stock exchange or NASD registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including the reasonable fees and disbursements of underwriters' counsel in connection with blue sky qualifications and NASD filings), all fees and expenses of the transfer agent and registrar for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one firm of counsel (other than house counsel) retained by DPIOSP, and, to the extent the offering includes Registrable Securities owned by the First Reserve Stockholders, one firm of counsel retained by the First Reserve Stockholders, and if neither of such counsel is able to represent the holders of the remaining Registrable Securities in the offering, one firm of counsel retained by a majority of the remaining Registrable Securities to represent the remaining holders of Registrable Securities in the offering, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.

         RELATED ENTITY shall mean, with respect to any Person, (a) any direct or indirect Subsidiary of such Person, (b) any Parent of such Person or (c) any Person which has the same Parent as such Person.

         RESTRICTED PAYMENTS LIMITATION  shall have the meaning specified in
Section 5.5(g).


         SALE PROPOSAL shall have the meaning specified in Section 5.1(a).

         SECURITIES shall mean the Stock and the Stock Rights.

         SECURITIES ACT shall mean, as of any date, the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute.

         SELLER shall have the meaning specified in Section 5.5(b).

         SELLER SUBORDINATED NOTES shall mean the Subordinated Promissory Notes in the original aggregate principal amount of $20,000,000 issued to National Supply Company, Inc. and Oilwell, Inc. pursuant to the Purchase Agreement among USX Corporation, Oilwell, Inc., Armco Inc., National Supply Company, Inc. and the Company dated September 22, 1995, as amended.

         SELLING STOCKHOLDER shall have the meaning specified in Section
5.1(a).

         SIGNIFICANT TRANSACTION shall have the meaning specified in Section 2.1(c).

         SPOUSE shall have the meaning specified in Section 5.5(e).

         SPOUSE CALL shall have the meaning specified in Section 5.5(e).

         STOCK with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily (and not only upon the happening of a contingency) entitled to vote for the election of members of the board of directors (or Persons performing similar functions) of such Person, including, without limitation, the Class A Common Stock and the Common Stock.

         STOCKHOLDER shall mean any one of (i) any Institutional Investor, (ii) any Management Investor, and (iii) any Permitted Transferee of any such Person, or of any other Permitted Transferee, who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof.

         STOCK INCENTIVE PLAN shall mean the Stock Award and Long-Term Incentive Plan as described in Section 2.4, as such Plan may from time to time hereafter be amended, modified or supplemented in accordance with the terms hereof and thereof.

         STOCK RIGHTS shall mean at any time any and all warrants, options and other rights outstanding at such time to purchase or otherwise acquire Common Stock of the Company of any class, whether or not such warrants, options or rights are exercisable at such time, including, without limitation, the GE Capital Warrant and all options now outstanding or hereafter granted pursuant to the Stock Incentive Plan.

         SUBSIDIARY shall mean as to any Person a corporation or partnership of which a majority of the outstanding shares of voting Capital Stock are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

         THIRD PARTY shall mean, as to any Stockholder, any person other than a Permitted Transferee of such Stockholder.

         UNDERWRITTEN OFFERING shall have the meaning specified in Section
6.1(g).

         UNEXERCISED RIGHT shall have the meaning specified in Section 5.5(e).

         UNRETURNED ORIGINAL COST shall have the meaning specified in the Certificate of Incorporation.

                       ARTICLE II.  MANAGEMENT AGREEMENTS

         SECTION 2.1.     CONDUCT OF BUSINESS.

         (a) The parties hereto confirm that it is their intention that the business and affairs of the Company and its Subsidiaries shall be managed by its Board of Directors in the best interests of the Company and its Subsidiaries taken as a whole. In furtherance of the foregoing, each of the parties hereto agrees that, after the date hereof, except in the case of transactions expressly contemplated by this Agreement, the Management Services Agreement, the Stock Incentive Plan, the Bonus Plans, or employment agreements between the Company and its executive management approved by the Board of Directors, neither the Company nor any of its Subsidiaries will enter into any written or oral contract, agreement or other arrangement to engage in business or enter into any transaction, or will engage in business or enter into any transaction, with any Stockholder or any Affiliate of a Stockholder (other than the Company and its Subsidiaries) unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such business or transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are substantially equivalent to terms that would have been obtained in an arm's-length relationship. The provisions of this Section 2.1(a) shall be deemed satisfied if the relevant transaction (i) has been approved by a majority of the Board of Directors voting on such matter, excluding any director designees of the Stockholder who (or whose Affiliate has) an interest in the transaction and such interest was disclosed to the Board of Directors prior to such approval and other directors abstaining from such vote or (ii) is a commercial transaction entered into in the ordinary course of business by the Company or its Subsidiary and such transaction has been negotiated on arm's length terms between the operating management or employees of the Company or its Subsidiary and the other party to the transaction.

         (b) Notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified, by law, by the Certificate of Incorporation or By-Laws, by any agreement with any national securities exchange or otherwise, except as hereinafter provided in this paragraph (b) or otherwise in this Agreement, the Company and the Stockholders shall not take or permit any of the following actions (individually, a "Significant Transaction") unless otherwise authorized by a vote of at least a majority of the whole Board of Directors, including the affirmative vote of William E. Macaulay (or a successor designee of the First Reserve Stockholders) and W. McComb Dunwoody (or a successor designee of DPIOSP) whether or not there shall be any vacancies on the Board of Directors:

                 (i) Any merger or consolidation involving the Company or any Subsidiary of the Company (other than transactions involving the merger or consolidation of a wholly-owned Subsidiary of the Company into the Company or with or into another wholly-owned Subsidiary of the Company), if such merger or consolidation would involve the Company or one or more Subsidiaries that in the aggregate own (or, following such transaction, would own) "substantial assets" under subparagraph (iii) below.

                 (ii) Any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all, or a substantial part, of the assets of the Company or any of its Subsidiaries, or of any of the outstanding capital stock of any Subsidiary of the Company, to or with any Person other than to or with the Company or a wholly-owned Subsidiary of the Company. The term "substantial part" means assets having a gross fair market value which exceeds 20% of the Consolidated Total Capitalization of the Company and its Subsidiaries, as reflected on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the last full fiscal quarter prior to the date such determination is made.

                 (iii) Any purchase, lease, exchange or other acquisition of assets (including securities) by the Company or any Subsidiary of the Company, in a single transaction or a series of related transactions, if such assets constitute or would constitute substantial assets. The term "substantial assets" means assets having a gross fair market value which, or assets to be acquired for consideration which, exceeds 20% of the Consolidated Total Capitalization of the Company and its Subsidiaries, as reflected on the consolidated balance sheet of the Company and its Subsidiaries as at the end of the last full fiscal quarter prior to the date such determination is made.

                 (iv) Any increase or reduction of the number of shares of any class of the Company's authorized Capital Stock or the creation of any additional class of

         Capital Stock of the Company, or the issuance or sale of shares of Capital Stock of the Company or any of its Subsidiaries (or warrants, options or rights to acquire shares of Capital Stock or securities convertible into or exchangeable for Capital Stock or any type of debt instrument which has equity features), except (A) the issuance or sale of shares of Capital Stock of a wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company,
         (B) the issuance of (and options to purchase), not more than an aggregate of 85,573 shares of Common Stock to officers and key employees of the Company and its Subsidiaries pursuant to the Stock Incentive Plan, and the purchase of such shares upon the exercise of such options in accordance with the terms thereof and (c) the purchase of Common Stock upon the exercise of the GE Capital Warrant in accordance with the terms thereof and (c) the purchase of Common Stock upon the exercise of the GE Capital Warrant in accordance with the terms thereof.

                 (v) Any amendment to or modification or repeal of any provision of the Certificate of Incorporation or By-Laws of the Company.

                 (vi) The dissolution of the Company; the adoption of a plan of liquidation of the Company or any Subsidiary of the Company holding "substantial assets" (as defined in subparagraph (iii) above); any action by the Company or any Subsidiary of the Company to commence any suit, case proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors.

                 (vii) Any redemption, offer to purchase made by the Company or any of its Subsidiaries or other acquisition of Stock or Stock Rights of the Company, except (A) the purchase of shares of Class A Common Stock or Common Stock held by any of the Management Investors in accordance with Section 5.5 of this Agreement, (B) the purchase or redemption of stock options or shares of Common Stock issued under the Stock Incentive Plan, in each case in accordance with the applicable provisions of the Stock Incentive Plan or (C) the purchase of Class A Common Stock pursuant to Section 5.11.

                 (viii) Any amendment of or modification or supplement to the Management Services Agreement, the Stock Incentive Plan or the Bonus Plans and any renewal of the Management Services Agreement; provided, however, that if all of the director designees of DPIOSP are excluded or abstain from voting with respect to any amendment, modification or renewal of the Management Services Agreement, the Executive Vice President serving as a director shall also be excluded or abstain from voting on such matter; and further provided that no amendment, modification or supplement to the Stock Incentive Plans or the Bonus Plans that would materially and adversely change the economic benefits to the participants in such plans shall be approved without the approval of the participants who are so affected.

                 (ix) Any grant to any Stockholder or holder of any Stock or Stock Rights of rights similar to any of the rights granted to the First Reserve Stockholders in this Agreement that are more favorable to such Stockholder or holder of Stock or Stock Rights than those granted to the First Reserve Stockholders in this Agreement;

provided, however, that any Liquidity Transaction described in clause (i) or
(ii) of the definition thereof, whether or not effected pursuant to Section 2.5, together with any issuance of Securities, amendments to the Certificate of Incorporation and Bylaws, amendments to any other documents and instruments and other actions in connection therewith shall not be considered "Significant Transactions" for purposes of this Section 2.1(b), and in the event that DPIOSP and the Company pursue a Liquidity Transaction, each of the Stockholders shall use their best efforts to cause a Liquidity Transaction to be effected on such terms and conditions as are approved by 3 of the 4 members of the Board of Directors designated by DPIOSP, including, without limitation, removal of directors and, if necessary, appointment of additional designees of DPIOSP sufficient to approve the Liquidity Transaction; provided, however, that GE Capital's best efforts shall not obligate it to take any action or grant any approval in its capacity as Administrative Agent or Lender under the Loan Agreement or as holder of the GE Subordinated Note.

         SECTION 2.2.     CERTIFICATE OF INCORPORATION; NO CONFLICT WITH
AGREEMENT.


(a) Each stockholder hereby acknowledges receipt of a copy of the Certificate of Incorporation as in effect on the date hereof. The provisions of the Certificate of Incorporation are hereby approved by, and made a part of this Agreement among the parties hereto.

         (b) Each Stockholder shall vote his shares of Stock, and shall take all other actions necessary or appropriate, to ensure that the Certificate of Incorporation and By-Laws of the Company do not, at any time, conflict with the provisions of this Agreement.

         SECTION 2.3. MANAGEMENT SERVICES AGREEMENT. The Stockholders hereby acknowledge receipt of a copy of the Management Services Agreement and hereby approve the Management Services Agreement.

         SECTION 2.4. STOCK INCENTIVE PLAN AND BONUS PLANS. The Board of Directors has adopted the Stock Incentive Plan together with the Restricted Stock Agreement to be entered into in connection therewith, copies of which are attached hereto as Exhibits A-1 and A-2, and the Bonus Plans, copies of which are attached hereto as Exhibits B-1 and B-2. Restricted Stock, Stock options and other rights granted under the Stock Incentive Plan shall be granted to such persons, in such amounts and on such terms as shall be approved by a majority of the whole Board of Directors including the Chief Executive Officer. The persons participating in the Bonus Plans and the amount and other terms of such participation shall be approved by a majority of the whole Board of Directors, including the Chief Executive Officer.

         SECTION 2.5. LIQUIDITY TRANSACTION. If the Company has not completed one of the following Liquidity Transactions within five years after the date of this Agreement, at any time after the fifth anniversary of the date of this Agreement, the First Reserve Stockholders, for so long as the total number of shares of Stock and Stock Rights owned by the First Reserve Stockholders and their Affiliates is greater than 10% of the Fully Diluted Common Stock, shall have the right to request that DPIOSP choose one of the following Liquidity Transactions and that DPIOSP and the Company pursue that transaction to completion. DPIOSP agrees that upon such request by the First Reserve Stockholders, DPIOSP shall choose one of the following Liquidity Transactions and each of DPIOSP and the Company agrees to use its best efforts to consummate such transaction. No later than 30 days after DPIOSP has received written notice from the First Reserve Stockholders that they have determined to exercise their right to require that a Liquidity Transaction be effected pursuant to this Section 2.5, DPIOSP and the Company shall jointly provide each of the Stockholders with written notice of the type of Liquidity Transaction which they have elected to pursue. "Liquidity Transaction" shall mean any one of the following: (i) a Qualified Public Offering; (ii)(x) a merger of the Company, a sale of all or substantially all of the assets of the Company, or a sale of all of the Stock of the Company, (y) in which all of the Stockholders of the Company receive in such transaction the same consideration consisting of cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million ("Marketable Securities"); or (iii) a purchase for cash by the Company, DPIOSP or a Person or entity designated by DPIOSP of all of the Stock owned by the First Reserve Stockholders, and by GE Capital, if so requested by GE Capital as part of the transaction with the First Reserve Stockholders, at the Appraised Value thereof, provided that no transaction effected pursuant to clauses (i) or (ii) shall be consummated with DPIOSP or any Affiliate of DPIOSP. If DPIOSP elects to pursue a Liquidity Transaction set forth in clause (ii) above, the actions taken by the Company and DPIOSP shall include the prompt engagement of a nationally-recognized investment banking firm to seek a purchaser for the Company and to assist the Company and DPIOSP in the sale process. If DPIOSP elects to pursue a Liquidity Transaction set forth in clause (iii) above, the purchase of the shares of Stock owned by the First Reserve Stockholders (and by GE Capital, if it is a part of the purchase transaction) shall take place as soon as practical (but in no event later than 90 days) after the determination of the Appraised Value. If a Liquidity Transaction has not been effected within six months after DPIOSP's determination of the form of Liquidity Transaction that will be pursued, the First Reserve Stockholders will have the option to require that DPIOSP select an alternative form of Liquidity Transaction to pursue. If the First Reserve Stockholders exercise their right under this Section 2.5, their designees on the Board of Directors shall be deemed to have approved the Liquidity Transaction chosen by DPIOSP and no further approval by the First Reserve Stockholders or their designees on the Board of Directors shall be deemed necessary pursuant to Section 2.1(b) hereof. Each of the Company and the Stockholders shall use its best efforts to cause the consummation of the Liquidity Transaction chosen by DPIOSP.

         SECTION 2.6. REGISTRATION OF COMMON STOCK. In the event of a Public Offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the number of issued and outstanding shares of Common Stock, whether by stock split, stock dividend or otherwise, or change in its par value or increase the authorized number of shares of stock, as recommended by a majority of the members of the Board of Directors designated by DPIOSP in order to facilitate such Public Offering.


         SECTION 2.7. ACCESS TO INFORMATION. The Company will permit representatives of each of DPIOSP, the First Reserve Stockholders and GE Capital at their expense to visit and inspect all properties, books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors, all at such reasonable times and as often as may reasonably be requested in order to enable DPIOSP, the First Reserve Stockholders and GE Capital to reasonably monitor their investments in the Company. All information obtained by DPIOSP, the First Reserve Stockholders and GE Capital will be kept confidential and used only for purposes related to their investments in or loans to the Company.


                       ARTICLE III.  CORPORATE GOVERNANCE

         SECTION 3.1.     BOARD OF DIRECTORS.

         (a) The Stockholders and the Company hereby agree that at all times after the Closing Date, the Board of Directors of the Company and, unless otherwise agreed by DPIOSP and the First Reserve Stockholders, the board of directors (or comparable governance body of any partnership) of each Material Subsidiary, shall consist entirely of the members described in this Section 3.1(a). On the Closing Date and from time to time thereafter, the Stockholders shall take all such actions as may be necessary or appropriate to cause the persons described below to be elected or re-elected as the members of the Board of Directors and to be maintained in such positions at all times:

                 (i)      4 persons designated by DPIOSP;

                 (ii) two of the First Reserve Stockholders shall each designate one person to serve as a director (i.e. an aggregate of 2 persons will be designated by the First Reserve Stockholders) and the First Reserve Stockholders shall inform the Company in writing of which two First Reserve Stockholders have the right to designate a director;

                 (iii)    the Chief Executive Officer of the Company; and

                 (iv)     the Executive Vice President of the Company

provided, however, that (x) if the total number of shares of Stock and Stock Rights owned by DPIOSP, DPI, Partners and their respective Affiliates is less than 20% of the Fully Diluted Common Stock at any time, DPIOSP shall be entitled to designate three members of the Board of Directors, and if such number of shares is less than 10% of the Fully Diluted Common Stock at any time, DPIOSP shall be entitled to designate one member of the Board of Directors; and (y) if the total number of shares of Stock and Stock Rights owned by the First Reserve Stockholders and their Affiliates is less than 10% of the Fully Diluted Common Stock at any time, the First Reserve Stockholders shall be entitled to designate one member of the Board of Directors.

         (b) Each Stockholder hereby agrees to vote all shares of Stock owned or held of record by such Stockholder, at each annual or special meeting of Stockholders of the Company at which directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary to cause, the election or re-election as members of the Board of Directors of those individuals described in Section 3.1(a), and to otherwise effect the intent of the provisions of Section 3.1(a).

         (c) Each committee of the Board of Directors and, unless otherwise agreed by DPIOSP and the First Reserve Stockholders, each board of directors (or comparable governance body of any partnership) of each Material Subsidiary shall include a number of directors designated by DPIOSP and a number of directors designated by the First Reserve Stockholders (rounded to the nearest whole number, but in no event less than one such director) equivalent to the proportion of directors designated by DPIOSP and directors designated by the First Reserve Stockholders then serving on the whole Board of Directors or the whole board of directors of such Material Subsidiary, as applicable. The committees of the Board of Directors shall consist of an Executive Committee, an Audit Committee and a Compensation and Strategic Planning Committee each of which shall, subject to Section 2.1, have functions customarily performed by such committees. The Executive Committee shall consist of W. McComb Dunwoody, who shall serve as Chairman, William E. Macaulay, and the Chief Executive Officer of the Company. The Audit Committee shall consist of two directors designated by DPIOSP, one of whom shall serve as Chairman, and one director designated by the First Reserve Stockholders. The Compensation and Strategic Planning Committee shall consist of one director designated by DPIOSP, who shall serve as Chairman, one director designated by the First Reserve Stockholders and the Chief Executive Officer.

         (d) The Board of Directors and, unless otherwise agreed by DPIOSP and the First Reserve Stockholders, the board of directors of each Material Subsidiary shall follow the following procedures:

                 (i) Meetings. Meetings of the applicable board of directors may be held at any time upon the call of at least two directors, including one designee of DPIOSP by oral, telephonic, telegraphic or facsimile notice duly given or sent at least one day, or by written notice sent by express mail at least three days, before the meeting to each director. Reasonable efforts shall be made to ensure that each director actually receives timely notice of any meeting. An annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of stockholders of the Company.

                 (ii) Agenda. A reasonably detailed agenda shall be supplied to each director reasonably in advance of each meeting of the applicable board of directors, together with other appropriate documentation with respect to agenda items calling for board action, to inform adequately directors regarding matters to come before the board. Any director wishing to place a matter on the agenda for any meeting of the applicable board of directors may do so by communicating with the Chairman of the Board sufficiently in advance of the meeting of the applicable board of directors so as to permit timely dissemination to all directors of information with respect to the agenda items.

         (e) Each of the First Reserve Stockholders that is not directly represented on the Board of Directors and Phoenix Home Life Mutual Insurance Company, so long as it is a partner in DPIOSP or otherwise owns at least 10% of the Fully Diluted Common Stock shall be entitled to designate a nonvoting observer to attend meetings of the Board of Directors. In addition GE Capital, after the repayment of all loans under the Loan Agreement and so long as it owns at least 10% of the Fully Diluted Common Stock, shall be entitled to designate a nonvoting observer to attend meetings of the Board of Directors. The Company shall provide each such observer with the same notice of, and information regarding, meetings of the Board of Directors as that provided to directors. Each Such observer shall be provided reasonable access to the books, records and properties of the Company and shall be provided with a reasonable opportunity to discuss the business and affairs of the Company with the officers of the Company, provided that the First Reserve Stockholders, Phoenix Home Life Mutual Insurance Company and GE Capital shall cause all information relating to the Company that is provided to such observers to be held in confidence.

         SECTION 3.2. REMOVAL. If a director designated and elected pursuant to Sectio n 3.1,

                 (i) has been designated pursuant to Section 3.1(a)(i) and, during such director's term as director, DPIOSP requests by written notice to the other Stockholders that such director be removed;

                 (ii) has been designated pursuant to Section 3.1(a)(ii) and, during such director's term as director, the First Reserve Stockholders request by written notice to the other Stockholders that such director be removed; or

                 (iii) has been designated pursuant to Section 3.1(a)(iii) or 3.1(a)(iv) and during such director's term as director, DPIOSP and the First Reserve Stockholders request by written notice to the other Stockholders that such director be removed because he or she no longer holds such designated office;

then such director shall be removed upon the affirmative vote of the holders of a majority of the outstanding shares of Stock, and each Stockholder hereby agrees promptly to vote all shares of Stock owned or held of record by it and to take all such other actions as may be necessary or appropriate to effect such removal in accordance with such request.

         SECTION 3.3. VACANCIES. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of any director or for any other reason there shall exist or occur any vacancy on the Board of Directors, each Stockholder hereby agrees to take such actions as will result in the election or appointment as a director of an individual designated or elected to fill such vacancy and serve as a director by the Stockholders that had designated or elected (pursuant to Section 3.1) the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors (in the manner set forth in Section 3.1).


         SECTION 3.4. COVENANT TO VOTE. Each Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of Stockholders of the Company and to vote all shares of Stock owned or held of record by such Stockholder at any such meeting and at any other annual or special meeting of stockholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and to otherwise effect the intent of, this Article III. In addition, each Stockholder agrees to vote the shares of Stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the stockholders in such a manner as to implement the terms of this Agreement.


         SECTION 3.5.     REPRESENTATION AND COVENANT OF DPI.

         (a) DPIOSP is a limited partnership, the sole general partner of which is DPI. As the sole general partner of DPIOSP, DPI has (subject to any applicable fiduciary duties) sole authority and discretion to exercise all rights and remedies of DPIOSP under this Agreement and with respect to DPIOSP's investment in the Company. DPI is a limited liability company owned 50% each by Duff & Phelps Capital Markets Co. and The Inverness Group Incorporated, a corporation solely owned by W. McComb Dunwoody. The Operating Agreement of DPI provides that W. McComb Dunwoody manages the day-to-day business of DPI, that major decisions require the approval of Duff & Phelps Capital Markets Co. and The Inverness Group Incorporated and that upon the occurrence of certain events all investments of DPI will be managed by The Inverness Group Incorporated.

         (b) As long as DPIOSP remains entitled to designate a director of the Company, DPI, the Inverness Group, Incorporated or their successors will remain the sole general partner of DPIOSP with (subject to any applicable fiduciary duties) sole authority and discretion to exercise all rights and remedies of DPIOSP under this Agreement and with respect to DPIOSP's investment in the Company.


         SECTION 3.6.     REPRESENTATION OF FIRST RESERVE.

         (a) First Reserve is the sole general partner of each of the First Reserve Stockholders. As the sole general partner of the First Reserve Stockholders, First Reserve has (subject to any applicable fiduciary duties) sole authority and discretion to exercise all rights and remedies of the First Reserve Stockholders under this Agreement and with respect to the First Reserve Stockholders' investment in the Company.

         (b) So long as the First Reserve Stockholders remain entitled to designate a director of the Company, First Reserve or its successor will remain the general partner of the First Reserve Stockholder with (subject to any applicable fiduciary duties) sole authority and discretion to exercise all rights and remedies of the First Reserve Stockholder under this Agreement and with respect to the First Reserve Stockholder's investment in the Company.


                     ARTICLE IV.  TRANSFERS OF SECURITIES.

         SECTION 4.1. RESTRICTIONS ON TRANSFER. Each Stockholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of (or make any exchange, gift, assignment or pledge of) (collectively, for purposes of Articles IV and V hereof only, a "transfer") any of its shares of Stock or Stock Rights, except as provided in Section 4.2 or in accordance with Article V or other than in connection with an exercise of any Stock Right in accordance with its terms or in connection with a conversion of Class A Common Stock into Common Stock pursuant to the Certificate of Incorporation. In addition to the other restrictions noted in this Article IV, each Stockholder agrees that it will not, directly or indirectly, offer, sell, transfer, assign or otherwise dispose of any of its Securities except as permitted under the Securities Act and other applicable securities laws.


         SECTION 4.2.     EXCEPTIONS TO RESTRICTIONS.  The provisions of
Section 4.1 (and Article V except as noted below) shall not apply to any of the following transfers:

         (a) From DPIOSP, DPI Partners, the First Reserve Stockholders or GE Capital, to:

                 (i) any of their respective Affiliates, provided that prior to any such transfer the transferring Stockholder and the transferee agree with the Company and the other Institutional Investors (pursuant to an agreement in form and substance reasonably satisfactory to each of the other Institutional Investors) that for as long as the transferee holds any Securities such transferee shall remain an Affiliate of the transferring Stockholder or, if such transferee is to cease being an Affiliate of the transferring Stockholder, then prior to such change the transferee shall transfer the Securities back to the transferring Stockholder or an Affiliate of the Transferring Stockholder,

                 (ii) any of the partners of DPIOSP, DPI Partners or members of DPI or;

                 (iii) in the case of (x) DPIOSP, the First Reserve Stockholders and GE Capital, up to an aggregate of 3% each of the Class A Common Stock and Common Stock owned by them on the date hereof, provided, that each such transferee shall agree in a writing in form and substance reasonably satisfactory to the Company, DPIOSP and the First Reserve Stockholders to be bound and shall become bound by the terms of this Agreement;

         (b) From any Management Investor to (i) such Person's spouse or children or (ii) any trust solely for such Person's benefit or the benefit of such Person's spouse or children, provided that such Person acts as trustee and retains the sole power to direct voting and disposition of such shares; provided, further that each such Person, including any such trust, shall agree in a writing in form and substance reasonably satisfactory to the Company, DPIOSP and the First Reserve Stockholders to be bound and shall become bound by the terms of this Agreement;

         (c)     Pursuant to a Public Offering;

         (d)     Pursuant to a merger of the Company;

         (e)     A Liquidity Transaction;

         (f) A purchase by the Company of Common Stock pursuant to Restricted Stock Agreements entered into in connection with the grant of restricted stock under the Stock Incentive Plan; and

         (g)     Pursuant to Sections 5.1, 5.2, 5.3, 5.5, 5.8, 5.9 and 5.11.

         The provisions of this Agreement shall be applied to the shares of Stock and Stock Rights owned by any Permitted Transferee of a Stockholder in the same manner and to the same extent as though such Stock or Stock Rights were owned by such Stockholder; provided, however, that any transferee from an Institutional Investor, other than an Affiliate of such Institutional Investor, shall have only those rights, benefits and obligations of GE Capital (other than those specified in Sections 2.5, 4.2(a)(iii), 5.5(a), 5.9(a) and 6.1(h)) hereunder, and any transferee from a Management Investor shall have only those rights, benefits and obligations of a Management Investor hereunder, except that DPIOSP and the First Reserve Stockholders shall have the right to assign
(x) the right to designate one member of the Board of Directors to any transferee from DPIOSP or the First Reserve Stockholders that acquires Stock or Stock Rights that amount to more than 10% of the Fully Diluted Common Stock of the Company (a "10% Transferee"), and (y) the right to participate in one demand registration pursuant to Section 6.1 to any 10% Transferee.

         SECTION 4.3. NO TRANSFER TO COMPETITORS. Notwithstanding any provision of this Agreement to the contrary, no Stockholder shall transfer any Stock or Stock Rights to a Person that the Board of Directors has determined in good faith competes with the Company in any material respects, without the prior written consent of a majority of the whole Board of Directors of the Company, provided that this Section shall not prohibit the transfer of Stock or Stock Rights to any investment fund managed by First Reserve.

         SECTION 4.4.     ENDORSEMENT OF CERTIFICATES.

         (a) In addition to any other legend which the Company may reasonably deem advisable under the Securities Act and applicable state securities laws, the certificates representing all shares of Stock and all Stock Rights subject to this Agreement shall be endorsed at all times during the term of this Agreement as follows:

         THIS [CERTIFICATE / WARRANT / OPTION] IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 16, 1996, AMONG THE COMPANY, DPI OIL SERVICE PARTNERS LIMITED PARTNERSHIP, DPI PARTNERS II, FIRST RESERVE FUND V, LIMITED PARTNERSHIP, FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP, FIRST RESERVE FUND VI, LIMITED PARTNERSHIP, GENERAL ELECTRIC CAPITAL CORPORATION, AND THE INDIVIDUALS NAMED IN SCHEDULE I THERETO. A COPY OF THE ABOVE REFERENCED AGREEMENT WILL BE FURNISHED BY THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         (b) Except as otherwise expressly provided in this Agreement, all certificates representing shares of Stock and all certificates or other instruments representing Stock Rights now or hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the legend set forth above and such shares of Stock and Stock Rights shall be subject to the applicable provisions of this Agreement. The obligations of each party hereto shall be binding upon each transferee to whom shares of Stock or Stock Rights are transferred by any party hereto (including, without limitation, any Third Party to whom shares are transferred pursuant to Article V), except in the case of transfers pursuant to Subsection (c) or (d) of Section 4.2. Prior to consummation of any transfer, except for transfers pursuant to Subsection (c),
(d) or (e) of Section 4.2, such party shall cause the transferee to execute an agreement in form and substance reasonably satisfactory to the other parties hereto, providing that such transferee shall fully comply with the terms of this Agreement. Prompt notice shall be given to the Company, the First Reserve Stockholders and DPIOSP by the transferor of any transfer (whether or not to a Permitted Transferee) of any of its Stock or Stock Rights.

         SECTION 4.5. IMPROPER TRANSFER. Any attempt to transfer or encumber any shares of Stock or any Stock Rights not in accordance with this Agreement shall be null and void and neither the issuer of such Securities nor any transfer agent of such Securities shall give any effect to such attempted transfer or encumbrance in its stock records.


                          ARTICLE V.  PURCHASE RIGHTS.

         SECTION 5.1.     TRANSFERS BY A STOCKHOLDER.

         (a)     Except for sales of Securities pursuant to the provisions of
Article VI hereof, transfers permitted by clauses (a) through (e) of Section
4.2 and the provisions of Sections 5.5, 5.8, 5.9 and 5.11, if at any time any Stockholder shall desire to sell any Securities owned by it (such Stockholder desiring to sell Securities being referred to herein as a "Selling Stockholder"), then such Selling Stockholder shall deliver written notice of its desire to sell Securities (a "Notice of Intention"), accompanied by a copy of a proposal relating to such sale (the "Sale Proposal"), to each of the other Stockholders and to the Company, setting forth such Selling Stockholder's desire to make such sale (which shall be for cash only), identifying the Securities proposed to be transferred and stating the number of shares of Stock proposed to be transferred or the number of shares covered by Stock Rights proposed to be transferred (the "Offered Securities"), the cash price or prices per applicable Security at which such Selling Stockholder proposes to sell the Offered Securities (the "First Offer Price") and the other terms applicable thereto (the "First Offer Terms").

         (b) Upon receipt of the Notice of Intention, the Company and the other Stockholders shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal all or, subject to
Section 5.1(d), any portion of the Offered Securities in the following order of priority: (i) if the Selling Stockholder is a Management Investor, the Company shall have the first right to purchase the Offered Securities, and thereafter, the other Management Investors shall have the right to purchase the Offered Securities pro rata on the basis of the respective numbers of shares of Fully Diluted Common Stock owned by them or represented by Stock Rights owned by them (or in such other proportion as such Management Investors may unanimously agree), and thereafter, the other Stockholders shall have the right to purchase the Offered Securities pro rata among such Stockholders so electing on the basis of the respective numbers of shares of Fully Diluted Common Stock owned by such Stockholders or represented by Stock Rights owned by such Stockholders (or in such other proportion as such Stockholders may agree); or (ii) if the Selling Stockholder is an Institutional Investor, then the other Institutional Investors shall have the first right to purchase the Offered Securities pro rata among those of the Institutional Investors so electing on the basis of the respective numbers of shares of Fully Diluted Common Stock owned by them or represented by Stock Rights owned by them (or in such other proportion as such Institutional Investors may unanimously agree), and thereafter, the Company shall have the right to purchase the Offered Securities. The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall be exercisable by the delivery of notice to the Selling Stockholder (each a "Notice of Exercise"), within 30 calendar days from the date of delivery of the Notice of Intention. The Notice of Exercise shall state the total numbers of shares of Stock or Stock Rights such Stockholder (or the Company) is willing to purchase without regard to whether or not other Stockholders purchase any shares of the Offered Securities. A copy of such Notice of Exercise shall also be delivered by each Stockholder to the Company and each other Stockholder.
The rights of the Stockholders and the Company pursuant to this Section 5.1(b) shall terminate if unexercised 30 calendar days after the date of delivery of the Notice of Intention.

         (c) In the event that the Company or any Stockholder exercises its rights to purchase any or all of the Offered Securities in accordance with
Section 5.1(b), then the Selling Stockholder must sell Offered Securities to the Company or such Stockholder (as the case may be) within 30 calendar days from the date of the delivery of the last Notice of Exercise received by the Selling Stockholder.

         (d) Notwithstanding the foregoing provisions of this Section 5.1, unless the Selling Stockholder shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Stockholder may purchase any Offered Securities unless all of the Offered Securities are to be purchased.

         (e) For purposes of this Article V, if the Company or any Stockholder shall fail to give notice of its election to exercise an option hereunder within the specified time period, then the Company or such Stockholder (as the case may be) will be deemed to have waived its rights with respect thereto on the day after the last day of such period.

         (f) Each Stockholder may assign its rights to purchase Offered Securities hereunder to one or more Affiliates, provided that if such Affiliate is not already a Stockholder such Affiliate will agree in writing, in form and substance reasonably satisfactory to the Company, DPIOSP and the First Reserve Stockholders, to be bound and shall become bound by the terms of this Agreement as if such Affiliate acquired Securities as a Permitted Transferee.

         SECTION 5.2. TRANSFER OF OFFERED SECURITIES TO THIRD PARTIES. Subject to compliance with Section 5.8, if all notices required to be given pursuant to Section 5.1 have been duly given and the Stockholders and the Company determine not to exercise their respective options to purchase the Offered Securities or determine to exercise their respective options to purchase less than all of the Offered Securities without receiving the consent of the Selling Stockholder as required by Section 5.1(d) and the Selling Stockholder does not desire to sell less than all the Offered Securities, then the Selling Stockholder shall have the right, for a period of 120 calendar days from the earlier of (i) the expiration of the applicable option period pursuant to Section 5.1 with respect to such Sale Proposal or (ii) the date on which such Selling Stockholder receives notice from other Stockholders and the Company that they will not exercise in whole or in part the options granted pursuant to Section 5.1, to sell to any Third Party the Offered Securities remaining unsold at a price not less than the First Offer Price and on terms substantially the same as the other First Offer Terms.

         SECTION 5.3.     PURCHASE OF OFFERED SECURITIES.

         (a)     The consummation of any purchase and sale pursuant to Section
5.1 shall take place on such date, not later than 30 calendar days after the expiration of the applicable option period pursuant to Section 5.1 with respect to such option, as the Selling Stockholder shall select.

         (b) Prior to the consummation of any sale pursuant to Section 5.1 or 5.2, the Selling Stockholder shall comply with Section 4.4(b) hereof. Upon the consummation of any such purchase and sale, the Selling Stockholder shall deliver certificates and/or other instruments evidencing the Offered Securities sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser duly executed, by the Selling Stockholder, free and clear of any liens, against delivery of the purchase price constituting the First Offer Price payable in the manner specified in Section 5.1(a). Shares of Stock or Stock Rights sold pursuant to this Section 5.3 shall remain subject to all of the provisions of this Agreement in the hands of the transferee thereof, and prior to the completion of such sale such transferee shall agree in a writing in form and substance reasonably satisfactory to the Company to be bound and shall become bound by the terms of this Agreement.

         SECTION 5.4. WAITING PERIOD WITH RESPECT TO SUBSEQUENT TRANSFERS. In the event that the Company and the Stockholders do not exercise their options to purchase the Offered Securities, and the Selling Stockholder shall not have sold the Offered Securities to a Third Party for any reason before the expiration, as applicable, of the 120-day period described in Section 5.2, then such Selling Stockholder shall not give another Notice of Intention pursuant to
Section 5.1 for a period of 90 calendar days after the last day of such 120-day period.


         SECTION 5.5.     PUTS AND CALLS.

         The Company and each Management Investor (which term, for purpose of this Section 5.5, shall include all Permitted Transferees thereof as the context may require) shall be subject to the following purchase and sale obligations an d rights:

         (a) Subject to Section 5.5(f), upon any termination of employment of a Management Investor by reason of:

                 (i)      death,

                 (ii) Incapacity pursuant to the terms of the Employment Agreement between the Management Investor and the Company;

                 (iii) Voluntary Termination as that term is defined in the Employment Agreement between the Management Investor and the Company at or after Normal Retirement, or

                 (iv) Involuntary Termination as that term is defined in the Employment Agreement between the Management Investor and the Company at any time other than For Cause,

the Management Investor and his Permitted Transferees or his or their representative shall be entitled for a period of 120 days following the effective date of such termination of employment to exercise a put (any such put, a "Put") to the Company of all of the Stock of such Management Investor or Permitted Transferees that constitutes shares of Stock subject to this Agreement by requiring the Company to purchase such Stock at a price per share equal to (i) if such purchase is consummated prior to the second anniversary of the Closing Date, the Adjusted Book Value or (ii) if such purchase is consummated on or after the second anniversary of the Closing Date, the Appraised Value. A Put shall be exercised by delivery of written notice to the Company. The purchase shall be consummated within 30 days after receipt of such notice by the Company. The Company shall have the right to request that DPIOSP, the First Reserve Stockholders and GE Capital purchase such shares on a pro rata basis on the terms set forth herein (provided that none of DPIOSP, the First Reserve Stockholders or GE Capital will be obligated to purchase any such shares as a result of such request), and DPIOSP and the First Reserve Stockholders and GE Capital shall have the right to assign their right to purchase all or a portion of such shares to any other Stockholder.

         (b)     (i)      Subject to Section 5.5(f), upon the termination of
         employment of any Management Investor for any reason, including, without limitation, death or incapacity, and provided such Management Investor and his Permitted Transferee shall not have previously exercised a Put pursuant to Section 5.5(a), the Company shall be entitled for a period of one year after the effective date of such termination of employment to exercise a call (any such call, a "Call") on all of the shares of Stock owned by such Management Investor and his Permitted Transferees by requiring such Management Investor and his Permitted Transferees to sell to the Company all of such shares; provided, however, if a Management Investor's employment is terminated by reason of an Involuntary Termination and the Management Investor does not desire to exercise a Put pursuant to Section 5.5(a), the Company shall defer its Call pursuant to this Section 5.5(b)(i) until the second anniversary of the date of this Agreement. The Company may exercise its Call by delivery of written notice to such Management Investor and his Permitted Transferees. Consummation of the sale shall occur within 30 days after delivery of such notice, at a purchase price per share, subject to Section 5.5(b)(ii), and 5.5(b)(iii), determined in accordance with the provisions of Section 5.5(a). The Company shall have the right to request that DPIOSP and The First Reserve Stockholders purchase such shares on a pro rata basis on the terms set forth herein (provided that neither DPIOSP nor the First Reserve Stockholders will be obligated to purchase any such shares as a result of such request).

                 (ii) Notwithstanding Section 5.5(b)(i), any purchase by the Company pursuant to the exercise of any Call as a result of termination For Cause shall be made at a purchase price per share equal to (I) if such purchase is consummated prior to the second anniversary of the Closing Date, the lower of (x) Adjusted Book Value and (y) the price per share originally paid by such Management Investor (appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the Closing Date) ("Cost"), or (2) if such purchase is consummated on or after the second anniversary of the Closing Date, the lower of (x) Adjusted Book Value and (y) Appraised Value.

                 (iii) Notwithstanding Section 5.5(b)(i), any purchase by the Company pursuant to the exercise of any Call as a result of voluntary termination prior to Normal Retirement shall be for a purchase price per share equal to (1) if such purchase is consummated prior to the second anniversary of the Closing Date, the Adjusted Book Value, or (2) if such purchase is consummated on or after the second anniversary of the Closing Date and prior to the third anniversary, Adjusted Book Value as to 75% of such share and Appraised Value as to 25% of such share, or (3) if such purchase is consummated on or after the third anniversary of the Closing Date and prior to the fourth anniversary, Adjusted Book Value as to 50% of such share and Appraised Value as to 50% of such share, or (4) if such purchase is consummated on or after the fourth anniversary of the Closing Date and prior to the fifth anniversary, Adjusted Book Value as to 25% of such share and Appraised Value as to 75% of such share, or (5) if such purchase is consummated on or after the fifth anniversary of the Closing Date, Appraised Value.

         (c) If any Management Investor's marital relationship is terminated by the death of his spouse or divorce and he does not succeed to his spouse's interest in any Stock, he shall have the option to purchase all such spouse's interest and the interests of any of her Permitted Transferees in any shares of Stock, but only to the extent such interests arise from such spouse's community or marital property rights or from any transfer or series of transfers pursuant to Section 4.2(b) of this Agreement, and such spouse or the executor or administrator of her estate and any such Permitted Transferees (any such spouse, executor, administrator or Permitted Transferee, the "Spouse") shall be obligated to sell such Stock to such Management Investor. The price per share at which such Stock shall be purchased shall be determined in accordance with the provisions of Section 5.5(a). Such option must be exercised within 90 days after such death or divorce. If such Management Investor should fail to exercise such option within such 90-day period, the Spouse shall give prompt written notice of such failure to the Company and each of the other Management Investors, which notice shall describe the nature of the above referenced interests of the Spouse in such Stock. The Company shall be entitled to exercise a call (a "Spouse Call") on all of the shares of such Stock owned by such Spouse, within 120 days after receiving such notice, by requiring such Spouse to sell to the Company all of such shares. The Company may exercise its call by delivery of written notice to such Spouse. Consummation of the sale shall occur within 30 days after delivery of such notice at a purchase price per share determined in accordance with the provisions of Section 5.5(a).

         (d)     (i)      Notwithstanding anything to the contrary in Section
         5.5(a), 5.5(b) or 5.5(c), the Company may elect to purchase, pursuant to a Put, Call or Spouse Call, from the Management Investor, Spouse or Permitted Transferee otherwise subject thereto (each, a "Seller"), a number of shares of Stock (the "Permitted Number") which is less than all of the Stock held by such Seller but as to which, the purchase of a single additional share, whether for cash or a promissory note of the Company, would violate applicable law or any provision of the Loan Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes or any Debt Refinancing Instrument.

                 (ii) If by reason of Section 5.5(d)(i) above the Company purchases less than all (or none) of the shares of Stock held by a Seller (provided that the Company shall have purchased the Permitted Number), then notwithstanding anything to the contrary in Section 5.5(a), 5.5(b) or 5.5(c), the Company may elect, in the case of any such Call or Spouse Call, and shall elect, in the case of any such Put, by delivering written notice to such Seller at the time of such purchase (or, if no such shares are purchased, within 30 days after delivery of the notice, in accordance with the provisions of Sections 5.5(a), 5.5(b) or 5.5(c), as the case may be, of the Put or Call in respect of such Seller), to purchase, as soon as it is possible without violating applicable law or any provision of the Loan

         Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes or any Debt Refinancing Instrument, the remainder of such shares, up to but in no event more than the Permitted Number at the time of each purchase and each subsequent purchase necessary to allow purchase of all the shares subject to the Put or Call. In such event the Company shall deliver to such Seller as soon as it is possible to purchase such shares a written notice of such purchase, and such purchase shall be on the terms and subject to the limitations contained in this Section 5.5 (including Section 5.5(d)(i) above), except that the purchase price to be paid shall be the price determined with reference to the first notice given exercising the Put or Call with respect to such Seller, plus interest thereon at the Prime Rate.

         (e) The Board of Directors shall determine whether the Company will exercise its call rights to purchase a Management Investor's (or a Spouse's or Permitted Transferee's) Stock pursuant to Sections 5.5(b), 5.5(c) or 5.5(d) hereof or whether it will request DPIOSP, First Reserve Stockholders and GE Capital to exercise the Company's rights and obligations to purchase such Stock. Should the Board of Directors fail to exercise a call on the Stock as provided in such Sections, or be unable to purchase all of the Stock for cash pursuant to a Put or Call, (an "Unexercised Right"), each Management Investor (and his Permitted Transferees) then owning Stock, other than the Management Investor (and his Permitted Transferees) subject to the call, shall be entitled to exercise a call (any such call, a "Management Call"), on up to a pro rata basis (based upon the number of shares of Fully Diluted Common Stock then beneficially owned), within 10 days after notice by the Company to the Management Investor that it will not exercise its call or is unable to purchase all of the Stock for cash pursuant to a Put or a Call. A Management Call shall be exercised by delivery of written notice to the Company and to the Management Investor (or Spouse or Permitted Transferee) whose shares were subject to the Unexercised Right.

         (f) The Stock held by each Management Investor in respect of which the Company has made a loan shall be subject to a pledge agreement with the Company pursuant to which such Stock shall be pledged as security for the Company loan. No payment may be made to a Management Investor for any Stock subject to a put or call under this Section 5.5 unless that Management Investor's Company loan has been repaid in full. In the event any portion of the Company Loan (or accrued interest thereon) is outstanding, the purchase price for any Stock purchased pursuant to a put or call exercised pursuant to this Section 5.5 shall be paid (by the other Stockholders effecting the purchase) directly to the Company. The balance of such purchase price, if any, shall be paid to such selling Management Investor (or Spouse or Permitted Transferee) or his or her representative.

         (g) The purchase price for each share of Stock purchased pursuant to this Section 5.5 shall be payable in cash, except that if the purchase of such share for cash by the Company is not prohibited by law but is restricted, by any provision of the Loan Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes or any Debt Refinancing Instrument and such restriction so allows (such restriction being referred to herein as a "Restricted Payments Limitation"), then the purchase price shall be paid in cash to the extent not in violation of such Restricted

Payments Limitation, and the balance shall be paid by the issuance to the Management Investor (or Permitted Transferee) of a promissory note of the Company (the "Purchase Note") if such issuance does not violate any provision of the Loan Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes or any Debt Refinancing Instrument; provided, however, if the Company exercises its Call pursuant to Section 5.5(b), whether or not the Company has sufficient cash and whether or not the payment of cash would be subject to a Restricted Payments Limitation, the Company may elect to make such payment by issuing a Purchase Note. The Purchase Note shall (1) be expressly subordinated in right of payment to all indebtedness under the Loan Agreement, the Note Purchase Agreement, the GE Subordinated Note, the Seller Subordinated Notes and any Debt Refinancing Instrument; (2) be in the principal amount equal to the purchase price of all shares of Stock purchased by the Company from the Management Investor pursuant to this Section 5.5 for which cash cannot be paid due to a Restricted Payments Limitation; (3) bear simple interest, payable quarterly from the date of issuance, at the Prime Rate; (4) pay interest currently, subject to the Restricted Payment Limitations; and (5) be payable as to principal in five equal annual installments beginning on the first anniversary of the date of the Purchase Note; provided, however, that such payments are not restricted by a Restricted Payments Limitation and if they are so restricted, shall be paid on the date such payments are no longer so restricted. If all Purchase Notes due and payable at any one time cannot be paid without violating the Restricted Payments Limitation, then the Purchase Notes shall be paid in the order in which they were issued; and provided further that if the full amount of any Purchase Note cannot be paid without violating the Restricted Payments Limitation, then the Company shall pay, as soon as it is possible, the maximum amount allowable under the Restricted Payments Limitation in respect of such Purchase Note.

         SECTION 5.6.     RIGHT OF FIRST REFUSAL FOR NEW SECURITIES.

         (a) The Company hereby grants to the Stockholders a pro rata right of first refusal to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. Such right of first refusal shall allow each Stockholder to purchase a pro rata portion of the shares of Stock or Stock Rights or other securities, as may be included in the New Securities proposed to be issued. Such pro rata portions shall be determined by reference to the aggregate number of shares of Fully Diluted Common Stock held by each Stockholder before the proposed issuance of New Securities. In the event a Stockholder does not purchase any or all of its pro rata portion of New Securities, the remaining Stockholders shall have the right to purchase their respective pro rata portions of such unpurchased New Securities until all of the New Securities are purchased or until no other Stockholder desire to purchase any more New Securities, provided, that all such remaining Stockholders purchasing Stock or Stock Rights, as the case may be, hereunder shall have held Stock or Stock Rights, respectively, before the issuance of the New Securities. The right of first refusal granted hereunder shall terminate if unexercised within thirty (30) days after receipt of the notice described in Section 5.6(c) below.

         (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of Capital Stock (including Common Stock) of the Company and all rights, options or warrants to purchase Capital Stock (including, without limitation, Stock Rights), and securities of any type whatsoever that are, or may become, convertible into Capital Stock; provided, however, that the term "New Securities" does not include (i) shares of Common Stock issued upon conversion of Class A Common Stock in accordance with Article Fourth of the Certificate of Incorporation; (ii) shares of Common Stock issued upon the exercise of Stock Rights or other rights to acquire Stock that are (x) outstanding on the date hereof (including increases in the "Warrant Stock" under the terms of the GE Capital Warrant) or (y) issued after the date hereof in a transaction in which the Stockholders have the right to purchase their respective pro rata portions of the relevant Stock Rights or other rights pursuant to Section 5.6(a) hereof, in each such case in accordance with the terms thereof; (iii) securities issued pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of all or substantially all of the assets or other reorganization; (iv) shares of Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) any borrowings, direct or indirect, from financial institutions or other Persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have equity features, including warrants, options or other rights to purchase Capital Stock, and are not convertible into or exchangeable for Capital Stock of the Company; and (vi) shares and options to purchase shares of Common Stock issued to employees, officers or directors of the Company pursuant to the Stock Incentive Plan, provided that the aggregate number of shares of Common Stock issued pursuant to the Stock Incentive Plan shall not exceed 85,573.

         (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the number of shares of Stock and/or Stock Rights or other securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Each Stockholder shall have 30 days from the date such notice is given to determine whether to purchase all or any portion of the Stockholder's pro rata share of such New Securities for the purchase price and upon the terms specified in the Company's notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (d) The obligations of the Company under this Section 5.6 shall terminate immediately prior to any Public Offering pursuant to a firm commitment underwriting.

         SECTION 5.7. LEGALLY BINDING OBLIGATION; POWER OF ATTORNEY; PERSONAL RIGHTS. Subject to Section 5.1(a), the making of an offer, the giving or failing to give notice within the stated period, the acceptance of an offer or the making of a decision or election, in each case as provided in Sections 5.1, 5.6, 5.8, 5.9 or 5.11, shall create a legally binding obligation to buy or sell, as the case may be, the subject Securities as provided in such Sections 5.1, 5.2, 5.3, 5.5, 5.6, 5.8, 5.9 or 5.11 respectively.

         SECTION 5.8.     RIGHT TO JOIN IN SALE.

         (a) If any Stockholder or group of Stockholders proposes to sell, dispose of or otherwise transfer in any single or related series of transactions any Securities representing more than 10% of the Fully Diluted Common Stock (each a "Disposing Stockholder") other than to the Company or the Stockholders pursuant to Section 5.1 hereof, such Disposing Stockholder shall refrain from effecting, other than to a Permitted Transferee, such transaction unless, prior to the consummation thereof, each other Stockholder shall have been afforded the opportunity to join in such sale on a pro rata basis, as hereinafter provided.

         (b) Prior to consummation of any proposed sale, disposition or transfer of the Securities described in Section 5.8(a), the Disposing Stockholder shall cause the person or group that proposes to acquire such shares (the "Proposed Purchaser") to offer (the "Purchase Offer") in writing to each other Stockholder to purchase shares of Stock and/or Stock Rights owned by such Stockholder which are the same type, class or series proposed to be sold by the Disposing Stockholders, such that sum of the number of shares of such Stock so offered to be purchased and the number of shares of Stock then represented by the Stock Rights so offered to be purchased from such Stockholder shall be equal to the product obtained by multiplying the total number of shares of the same type, class or series of Stock or other Securities being sold by the Disposing Stockholder then owned by such Stockholder by a fraction, the numerator of which is the aggregate number of shares of each type, class or series of Stock or other Securities proposed to be purchased by the Proposed Purchaser from the Disposing Stockholder or Stockholders and the denominator of which is the aggregate number of outstanding shares of each type, class or series of Stock or other Securities that are owned by the Disposing Stockholder or Stockholders. Such purchase shall be made at the price per share and on such other terms and conditions as the Proposed Purchaser has offered to purchase each type, class or series of Stock or other Securities, as the case may be, to be sold by the Disposing Stockholder or Stockholders. Each Stockholder shall have 20 days from the date of receipt of the Purchase Offer in which to accept such Purchase Offer, and the closing of such purchase shall occur within 30 days after such acceptance or at such other time as such Stockholder and the Proposed Purchaser may agree. The number of shares of Stock and/or Stock Rights, as the case may be, to be sold to the Proposed Purchaser by the Disposing Stockholder or Stockholders shall be reduced by the aggregate number of shares of Stock and/or Stock Rights, as the case may be, purchased by the Proposed Purchaser from the other Stockholders pursuant to the acceptance by them of Purchase Offers in accordance with the provisions of this Section 5.8(b). In the event that a sale or other transfer subject to this Section 5.8 is to be made to a Proposed Purchaser who is not a Stockholder, the Disposing Stockholder shall notify the Proposed Purchaser that the sale or other transfer is subject to this Section 5.8 and shall ensure that no sale or other transfer is consummated without the Proposed Purchaser first complying with this Section 5.8. It shall be the responsibility of each Disposing Stockholder to determine whether any transaction to which it is a party is subject to this Section 5.8.

         SECTION 5.9.     RIGHTS TO COMPEL SALE.

         (a) If DPIOSP, DPI Partners and their respective Affiliates propose to make a transfer of all their Stock, at any time when DPIOSP, DPI Partners and their Affiliates own at least 20% of the Fully Diluted Common Stock, to a Person that is not an Affiliate of DPIOSP nor a Person with respect to which DPIOSP or any of its Affiliates has a direct or indirect economic interest, then DPIOSP shall have the right, exercisable as set forth below, to require all of the other Stockholders (the "Remaining Stockholders") to sell all of the Stock and Stock Rights then held by such Remaining Stockholders (the "Transfer Stock") to the proposed transferee (the "Acquiror") for the same consideration per share of Stock or Stock Right as is being paid to DPIOSP, which consideration shall consist entirely of cash and/or Marketable Securities (as defined in Section 2.5) and otherwise on the same terms as are applicable to DPIOSP. The purchase price for each Stock Right in any such transfer shall equal the "spread" between the exercise price for such Stock Right and the purchase price per share of Stock. The terms and conditions other than the consideration to be received by the Remaining Stockholders for Stock and Stock Rights sold pursuant to this Section 5.9 shall be as set forth in the applicable Purchase Agreement between DPIOSP and the Acquiror. Upon the request of GE Capital, DPIOSP shall provide to GE Capital a fairness opinion of a nationally-recognized investment banking firm selected by DPIOSP, the fees and expenses of which shall be paid by the Company, supporting the fairness of the consideration to be received by the Stockholders, if the proposed transaction is with any of the First Reserve Stockholders or any Person of which the First Reserve Stockholders or their Affiliates own 10% or more of the equity interests.

                 (b)      (i)     DPIOSP shall cause the terms of the transfer
         to be reduced to writing and shall provide a written notice (the "Compelled Sale Transfer Notice") of such transfer to the Company and the Company shall provide such Compelled Sale Transfer Notice to the Remaining Stockholders. The Compelled Sale Transfer Notice shall contain written notice of the exercise of DPIOSP's rights pursuant to
         Section 5.9(a) hereof, setting forth the consideration to be paid by the Acquiror for each type of Stock and Stock Right and the other terms and conditions of the transfer. Within 20 days following the date of the Compelled Sale Transfer Notice, each of the Remaining Stockholders shall deliver to DPIOSP (the "Notice Designee"), as the case may be, certificates representing the Stock and instruments representing Stock Rights held by such Remaining Stockholder, duly endorsed, together with all other documents required to be executed in connection with such transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 5.9(b) at the closing for such transfer against delivery to such Remaining Stockholder of the consideration therefor. Such certificates shall be held by DPIOSP in escrow for the benefit of the appropriate Remaining Stockholder and, if requested by the Remaining Stockholder, DPIOSP shall execute such form of escrow agreement as is reasonably satisfactory to DPIOSP and such Remaining Stockholder and which assures that the relevant Stock and/or Stock Rights are not considered property of DPIOSP. In the event that a Remaining Stockholder should fail to deliver such certificates as aforesaid, the Company shall cause the books and records of the

         Company to show that such Stock and Stock Rights are bound by the provisions of this Section 5.9(b) and that such Stock and Stock Rights shall be transferred only to the Acquiror upon surrender for transfer by the Remaining Stockholder thereof.

                 (ii) If, within 150 days (or such longer period not exceeding 210 days as may be necessary to comply with any applicable provisions of the Hart Scott Rodino Antitrust Improvements Act or to obtain other required regulatory approval) after DPIOSP gives the Compelled Sale Transfer Notice, it has not completed the sale of all the Transfer Stock, DPIOSP, shall return to each of the Remaining Stockholders all certificates representing Stock and Stock Rights that such Remaining Stockholders delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in this Agreement with respect to such Stock and Stock Rights and the Stock owned by DPIOSP shall again be in effect.

                 (iii) Within three business days after the consummation of the sale of Stock held by DPIOSP and the Remaining Stockholders pursuant to this Section 5.9, DPIOSP shall give notice thereof to the Remaining Stockholders, shall remit to each of the Remaining Stockholders a net amount with respect to the Stock and Stock Rights of such Remaining Stockholders sold pursuant thereto, after deduction of a pro rata portion of any related out-of-pocket fees and expenses payable to Persons other than DPIOSP or any of its Affiliates, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Remaining Stockholders, provided that if the cash or the fair market value of the Marketable Securities payable to any Remaining Stockholder exceeds $5,000,000, such Remaining Stockholder shall be entitled to have such cash and/or Marketable Securities (net of any fees and expenses that are to be deducted in accordance with this Section) paid directly to the Remaining Stockholder by the Acquiror at the closing of the transaction.

         SECTION 5.10. STOCK INCENTIVE PLAN. Notwithstanding the provisions of Articles IV and V hereof, the provisions of the Stock Incentive Plan, to the extent that they are applicable, shall govern the transferability of, and the rights of the Company to repurchase, any Stock and Stock Rights that may be issued or granted thereunder.

         SECTION 5.11. PERMITTED REPURCHASE. Upon the repayment of all indebtedness under the Loan Agreement, the Company, upon the request of DPIOSP, shall repurchase 200 shares of Class A Common Stock at a price of $24,900 per share from the Stockholders in the amounts specified on Exhibit C attached hereto.

                       ARTICLE VI.  REGISTRATION RIGHTS.

         SECTION 6.1.     DEMAND REGISTRATIONS.

         (a) At any time after the first Public Offering, any of DPIOSP, DPI Partners and the First Reserve Stockholders may request in writing that the Company effect the registration under the Securities Act of all or part of their Registrable Securities, specifying in the request the number and types of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a "Holder Request"). Unless otherwise agreed by DPIOSP, DPI Partners and the First Reserve Stockholders, if any of DPIOSP, DPI Partners or the First Reserve Stockholders desire to require that the Company register Registrable Securities in accordance with the preceding sentence it will give the other written notice to such effect at least 30 days prior to issuing a Holder Request and will include in such Holder Request all Registrable Securities which the other party (or parties in the case of the First Reserve Stockholders) request. Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right, subject to the provisions of Section 6.1(h) hereof, to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                 (i) the Registrable Securities which the Company has been so requested to register by DPIOSP, DPI Partners and the First Reserve Stockholders; and

                 (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within 30 calendar days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered pursuant to an Underwritten Offering or by such other method of disposition as DPIOSP, DPI Partners or the First Reserve Stockholders may specify in the Holder Request; provided, however, that the Company shall not be obligated to file a registration statement pursuant to any Holder Request under this Section 6.1(a):

                 (A) Unless the Company shall have received requests for such registration with respect to at least 10% of the Fully Diluted Common Stock;

                 (B) Other than a registration statement on Form S-3 or a similar short form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 6.1(a) that was not effected on Form S-3 (or any similar short form); or

                 (C) Within the six month period immediately following the effective date of a registration previously effected by the Company pursuant to this Section 6.1.

         (b) Notwithstanding the foregoing provisions of Section 6.1(a), the Company shall not be obligated to file more than an aggregate of four registration statements pursuant to this Section 6.1.

         (c) If the Company proposes to effect a registration requested pursuant to this Section 6.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement), the Company will comply with any request by the managing underwriter to effect such registration on another permitted form if such managing underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering.

         (d) A registration requested pursuant to Section 6.1(a) will not be deemed to have been effected unless it has become effective; provided, that, if after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

         (e) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 6.1.

         (f) DPIOSP shall have the right to select the investment banker (or investment bankers) that shall manage the offering (collectively, the "managing underwriter"), provided, however, that if the First Reserve Stockholders are selling Securities in such offering such managing underwriter must be reasonably satisfactory to the First Reserve Stockholders.

         (g) Whenever a requested registration pursuant to this Section 6.1 involves a firm commitment underwriting (an "Underwritten Offering"), the only shares that may be included in such Offering are (i) Registrable Securities, and (ii) securities of the Company which are not Registrable Securities included in such Offering upon the written consent of DPIOSP ("Company Securities").

         (h) If a registration pursuant to this Section 6.1 involves an Underwritten Offering and the managing underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such Offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and the Company Securities, if any, shall first be excluded from such Offering to the extent necessary to meet such limitation; and if further exclusions are necessary to meet such limitation, the shares shall be excluded in the following order until such limitation has been met: (i) Registrable Securities requested to be registered pursuant to Section 6.1(a)(ii) held by Persons other than GE Capital shall be excluded pro rata, based on the respective numbers of shares of Common Stock as to which registration shall have been requested by such Persons, and (ii) Registrable Securities requested to be registered pursuant to Section 6.1(a)(i) and by GE Capital shall be excluded pro rata, based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

         SECTION 6.2.     PIGGYBACK REGISTRATIONS.

         (a) If the Company at any time proposes to register any of its equity or debt securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 6.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold) if such disclosure is acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Company within 30 calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided, however, that:

                 (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registerable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, of the holders of the Registrable Securities to request that such registration be effected as a registration under Section 6.1.

                 (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting some or all of their Registrable Securities to be included in the Company's registration must sell that portion of their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company.

No registration effected under this Section 6.2 shall relieve the Company of its obligation to effect registration upon request under Section 6.1.

         (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

         (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 shall be paid by the Company.

         (d) If a registration pursuant to this Section 6.2 involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included in such registration that, in the opinion of such managing underwriter, can be sold, such amount to be allocated pro rata among all such requesting holders on the basis of the class of securities and the relative number of shares of Registrable Securities, as the case may be, each such holder has requested to be included in such registration.

         (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.2, the Company shall have the right to select the managing underwriter with respect to the offering; provided that such managing underwriter is reasonably acceptable to DPIOSP.

         SECTION 6.3.     REGISTRATION PROCEDURES.

         (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or 6.2, the Company will, as expeditiously as possible:

                 (i) Prepare and, in any event within 60 calendar days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, provided that the Company may discontinue any registration of its securities that is being effected pursuant to Section 6.2 at any time prior to the effective date of the registration statement relating thereto.

                 (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Institutional Investors not exceeding nine months and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, provided, that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, the Company will furnish to counsel to each holder of Registrable Securities covered by such registration statement or prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will give reasonable consideration in good faith to any comments of such counsel.

                 (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

                 (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller, in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 6.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

                 (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                 (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

                 (viii) Use its best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange as they may reasonably designate.

                 (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as DPIOSP or the First Reserve Stockholders may reasonably request, in order to effect an underwritten public offering of such Registrable Securities.

                 (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as DPIOSP or the First Reserve Stockholders may reasonably request in order to effect an underwritten public offering of such Registrable Securities.

                 (xi) Make available for inspection by the seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                 (xii) Obtain for delivery to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form and scope reasonably satisfactory to such underwriter or agent and their counsel.

         (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(vi).

         (c) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, each holder of Registerable Securities agrees, whether or not such holder's Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven calendar days before and ending 180 calendar days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.

         (d) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, the Company agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven calendar days before and ending 180 calendar days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

         (e) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the managing underwriter to limit its rights under this Section 6.3.

         (f) It is understood that in any Underwritten Offering in addition to any shares of stock (the "initial shares") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of stock (the "option shares") equal to 15% of the initial shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares of stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option securities as agreed or, in the absence of agreement, pursuant to Section 6.1(h) or 6.2(d), as the case may be. The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.

         (g) Notwithstanding anything in this Article VI to the contrary, in lieu of exercising the GE Capital Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article VI, the holder of the GE Capital Warrant may sell all or a portion of the GE Capital Warrant to the underwriter of the offering being registered upon the undertaking of such underwriter to exercise such GE Capital Warrant before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such exercise among the securities being offered pursuant to such registration statement. The Company agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

         SECTION 6.4.     INDEMNIFICATION.

         (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors, officers, employees and agents or general and limited partners (and directors, officers, employees and agents thereof) and, if such seller is a portfolio or investment fund, its investment advisors or agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:

                 (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or mission to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, general or limited partner, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such Seller.

         (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 6.1 or 6.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the Company and such sellers pursuant to this Section 6.4 are to be several and not joint; provided, however, that, with respect to each claim pursuant to this Section, the Company shall be liable for the full amount of such claim, and each such seller's liability under this Section 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities held by such seller pursuant to this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 6.4, except to the extent (not including any such notice of an underwriter) that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel selected by DPIOSP or more than one firm of counsel selected by the First Reserve Stockholders, or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof provided that the indemnifying party will not agree to any settlement without the prior consent of the indemnified party (which consent shall not be unreasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party and includes a full, unconditional and complete release of the indemnified person, provided, however, that the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of professional conduct due to actual or potential differing interests between them. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Section 6.4(c), the indemnified party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, and the indemnified party shall have the right to agree to any settlement without the prior consent of the indemnifying party. Each indemnified party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Section 6.4(c), then such indemnifying party shall, subject to the provisions of this Section 6.4, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

         (d) The Company and each seller of Registerable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.

         SECTION 6.5. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 6.4 is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each Person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.4(b) were available. The Company and each such seller agree with each other and the underwriters of the Registerable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 6.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each

Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

         SECTION 6.6. RULE 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information) , and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                          ARTICLE VII.  TERMINATION.

         SECTION 7.1.     CERTAIN TERMINATIONS.

         (a) Except to the extent specifically provided elsewhere in this Agreement, the provisions of Articles II, III, IV and V shall terminate on the date on which any of the following events first occurs: (i) a Qualified Public Offering, or (ii) the tenth anniversary of the date of this Agreement.

         (b) Notwithstanding the foregoing, this Agreement shall in any event terminate with respect to any Stockholder when such Stockholder no longer owns any shares of Common Stock or Stock Rights.

                         ARTICLE VIII.  MISCELLANEOUS.

         SECTION 8.1.     SUCCESSORS AND ASSIGNS.  Except as provided in
Section 4.2 and as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of Sections 4.2 and 5.3 (if applicable) as provided therein in all respects. The Company may not assign any of its rights hereunder to any Person other than an Affiliate of the Company. If any transferee of any Stockholder shall acquire any shares of Stock or Stock Rights, in any manner, whether by operation of law or otherwise, such Stock or Stock Rights shall be held subject to all of the terms of this Agreement, and by taking and holding such Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement, provided, however, that any transferee, other than an Affiliate of an Institutional Investor, shall have only those rights, benefits and obligations of GE Capital (other than those specified in Sections 2.5, 4.2(a)(iii), 5.5(a), 5.9(a) and 6.1(h)) hereunder, and any transferee from a Management Investor shall have only those rights, benefits and obligations of a Management Investor hereunder.

                 SECTION 8.2.  AMENDMENT AND MODIFICATION; WAIVER OF
COMPLIANCE.

         (a) This Agreement may be amended only by a written instrument duly executed by (i) DPIOSP, and (ii) First Reserve. No amendment to this Agreement which adversely affects the rights of GE Capital hereunder may be effected without the prior written consent of GE Capital. No amendment to this Agreement which adversely affects the rights of the Management Investors hereunder may be effected without the prior written consent of Management Investors holding a majority of the shares of Stock or Stock Rights at the time held by the Management Investors. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon, and the Stockholders agree to vote in favor of such amendments.

         (b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         (c) In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement, the provisions of this Agreement shall govern and prevail, except as otherwise provided herein.

         SECTION 8.3. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail), or first class mail, or other similar means of communication, a s follows:

                 (i) If to the Company, addressed to its principal executive offices to the attention of its Secretary;

                 (ii) If to a Stockholder other than DPIOSP, DPI Partners or the First Reserve Stockholders, to the address of such Stockholder set forth in the stock records of the Company, or to such other address as any party shall have specified by notice given to the other parties in the manner specified above; and

                 (iii)    If to DPIOSP or DPI Partners, to:

                          DPI Oil Service Partners Limited Partnership
                          666 Steamboat Road
                          Greenwich, CT 6830
                          Attn: W. McComb Dunwoody

                          with a copy to:

                          Vinson & Elkins L.L.P.
                          2300 First City Tower
                          1001 Fannin Street
                          Houston, TX 77002-6760
                          Attn: John S. Watson

                 (iv) If to the First Reserve Stockholders or to First Reserve, to:

                          First Reserve Corporation
                          475 Steamboat Road
                          Greenwich, CT 06830
                          Attn: William E. Macaulay

                          with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY 10017-3954
                          Attn:  Richard Capelouto

or, in each case, to such other address or telex or telecopy number as such party may most recently designate, in writing to each Stockholder.

         All such communications shall be deemed to have been given or made when so delivered by hand or sent by telex (answer back received) or telecopy, or if mailed, five business days after being so mailed.

         SECTION 8.4.     ENTIRE AGREEMENT; GOVERNING LAW.

         (a) This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter. The Company represents to the Stockholders that the rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted or obligations accepted under any other agreement (including the Certificate of Incorporation) to which the Company is a party.

         (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE).

         SECTION 8.5. INJUNCTIVE RELIEF. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Therefore, the Stockholders agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.


         SECTION 8.6. INSPECTION. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.


         SECTION 8.7. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         SECTION 8.8. RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING THE SECURITIES.

         (a) The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Stock and the Stock Rights, and to any and all equity or debt securities of the Company, the Borrower or any successors or assigns of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

         SECTION 8.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                        COMPANY:
                                        -------

                                        NOW HOLDINGS, INC.


                                        By:  /s/ W. MCCOMB DUNWOODY
                                           -----------------------------------
                                             W. McComb Dunwoody
                                             President


                                        INSTITUTIONAL INVESTORS:
                                        -----------------------

                                        DPI OIL SERVICE PARTNERS LIMITED
                                        PARTNERSHIP

                                        By      Duff & Phelps/Inverness LLC
                                                Managing General Partner


                                        By:  /s/ W. MCCOMB DUNWOODY
                                           -----------------------------------
                                             W. McComb Dunwoody
                                             President


                                        DPI PARTNERS II


                                        By:  /s/ W. MCCOMB DUNWOODY
                                           -----------------------------------
                                             W. McComb Dunwoody
                                             Managing Partner

                                        GENERAL ELECTRIC
                                        CAPITAL CORPORATION


                                        By:  /s/ ABIGAL WOLF
                                           -----------------------------------
                                             Title: Authorized Signature

                                        FIRST RESERVE FUND V, LIMITED
                                          PARTNERSHIP


                                        By: First Reserve Corporation,
                                                as Managing General Partner


                                        By: /s/ BRUCE ROTHSTEIN
                                           -------------------------------------
                                            Bruce Rothstein
                                            Vice President

                                        FIRST RESERVE FUND V-2, LIMITED
                                          PARTNERSHIP


                                        By: First Reserve Corporation,
                                                as Managing General Partner


                                        By: /s/ BRUCE ROTHSTEIN
                                           -------------------------------------
                                            Bruce Rothstein
                                            Vice President

                                        FIRST RESERVE FUND VI, LIMITED
                                          PARTNERSHIP


                                        By: First Reserve Corporation,
                                                as Managing General Partner


                                        By: /s/ BRUCE ROTHSTEIN
                                           -------------------------------------
                                            Bruce Rothstein
                                            Vice President

MANAGEMENT INVESTORS:                      SPOUSES:
- --------------------

/s/ JOEL V. STAFF                          /s/ M. M. STAFF
- --------------------------------           ------------------------------------
Joel V. Staff                              M. M. Staff

/s/ C. R. BEARDEN                          /s/ MARY R. BEARDEN
- --------------------------------           ------------------------------------
C. R. Bearden                              Mary R. Bearden

/s/ LYNN L. LEIGH                          /s/ BETTY BARNETT LEIGH
- --------------------------------           ------------------------------------
Lynn L. Leigh                              Betty Barnett Leigh

/s/ JERRY N. GAUCHE                        /s/ CATHY K. GAUCHE
- --------------------------------           ------------------------------------
Jerry N. Gauche                            Cathy K. Gauche

/s/ PAUL M. NATION                         /s/ BEVERLY W. NATION
- --------------------------------           ------------------------------------
Paul M. Nation                             Beverly W. Nation

BANK OF AMERICA TEXAS, N.A.                MERRILL LYNCH & CO. C/F
as Trustee of the Trust created            Jerry N. Gauche, IRA
pursuant to the National-Oilwell           Account Number 795-81K02
Supplemental Savings Plan


By: /s/ GARY L. CHURCH                     By /s/ ILLEGIBLE
   -----------------------------             ----------------------------------
Name: Gary L. Church                          Authorized Signatory
     ---------------------------
Title: Vice President
      --------------------------

                                          /s/ EDGAR J. MARSTON III
                                          -------------------------------------
By: /s/ SHELBY A. BEER                    Edgar J. Marston III
   -----------------------------
Name: Shelby A. Beer                      Proxy under Agreement dated January
     ---------------------------          1996 among the Company, Edgar J.
Title: Vice President                     Marston III and participants in the
      --------------------------          National-Oilwell Supplemental
                                          Savings Plan, as amended and Trust
                                          related thereto

                                                                     EXHIBIT A-1

                    STOCK AWARD AND LONG-TERM INCENTIVE PLAN

                               NOW HOLDINGS, INC.

                    STOCK AWARD AND LONG-TERM INCENTIVE PLAN

                                   I. PURPOSE

         The purpose of the NOW Holdings, Inc. Stock Award and Long-Term Incentive Plan (the "Plan") is to provide a means whereby NOW Holdings, Inc., a Delaware corporation (the "Company"), and its Subsidiaries may attract able persons to enter the employ of the Company in key positions and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                II. DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "AWARD" means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Stock Value Equivalent Award.

         (b)     "BOARD" means the Board of Directors of NOW Holdings, Inc.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

         (d) "COMMITTEE" means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

         (e) "COMMON STOCK" means the common stock, par value $0.01 per share, of NOW Holdings, Inc.

         (f)     "COMPANY" means NOW Holdings, Inc.

         (g) "FAIR MARKET VALUE" means the amount determined by the Committee in such manner as it deems appropriate.

         (h) "HOLDER" means an employee of the Company (or his guardian or legal representative) who has been granted an Award.

         (i)     "INCENTIVE STOCK OPTION" means an option within the meaning of section 422 of the Code to purchase Common Stock.

         (j) "NONQUALIFIED OPTION" means an option to purchase Common Stock which is not an Incentive Stock Option.

         (k) "OPTION" means an Award granted under Article VII of the Plan and includes both Incentive Stock Options and Nonqualified Options.

         (l) "OPTION AGREEMENT" means a written agreement between the Company and an employee with respect to an Option.

         (m)     "OPTIONEE" means an employee who has been granted an Option.

         (n)     "PARENT CORPORATION" shall have the meaning set forth in
section 424(e) of the Code.

         (o) "PERFORMANCE SHARE AWARD" means an Award granted under Article X of the Plan.

         (p) "PLAN" means the NOW Holdings, Inc. Stock Award and Long-Term Incentive Plan.

         (q) "RESTRICTED STOCK AWARD" means an Award granted under Article IX of the Plan.

         (r) "SPREAD" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

         (s)     "STOCK APPRECIATION RIGHT" means an Award granted under
Article VIII of the Plan.

         (t) "STOCK APPRECIATION RIGHTS AGREEMENT" means a written agreement between the Company and an employee with respect to an Award of Stock Appreciation Rights.

         (u)     "STOCK VALUE EQUIVALENT AWARD" means an Award granted under
Article XI of the Plan.

         (v) "SUBSIDIARY" means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a corporation in which the Company owns a majority of the shares of capital stock or equity interests, directly or indirectly, except that with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in section 424(f) of the Code.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

         The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision of the Plan or in any Option Agreement or Stock Appreciation Rights Agreement, no Option or Stock Appreciation Right shall be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards have lapsed and all Performance Share Awards and Stock Value Equivalent Awards have been satisfied.

                               IV. ADMINISTRATION

         (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Committee which shall be appointed by the Board.

         (b) POWERS. The Committee shall have sole authority, in its discretion, to determine which employees of the Company and its Subsidiaries shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right and Restricted Stock Award, and the value of each Performance Share Award and Stock Value Equivalent Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this
Article IV shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

                          V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, PERFORMANCE SHARE AWARDS AND STOCK VALUE EQUIVALENT AWARDS; SHARES SUBJECT TO THE PLAN

         (a) AWARD LIMITS. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 85,573 shares. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article) XII with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Option.

         (b) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                VI. ELIGIBILITY

         Awards made pursuant to the Plan may be granted only to individuals who, at the time of grant, are key employees of the Company or any Parent Corporation or Subsidiary of the Company. Awards may not be granted to any director of the Company who is not an employee of the Company or to any member of the Committee. An Award made pursuant to the Plan may be granted on more than one occasion to the same person, and such Award may include an Incentive Stock Option, a Nonqualified Option, an Award of Stock Appreciation Rights, a Restricted Stock Award, a Performance Share Award, a Stock Value Equivalent Award or any combination thereof. Each Award shall be evidenced by a written instrument duly executed by or on behalf of the Company.

                                  VII. OPTIONS

         (a) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option.

         (b) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

         (c) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

         (d) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Option will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or a Subsidiary, within the meaning of section 422(b)(6) of the Code, unless (1) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

         (e) OPTION PRICE. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

         (f) OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATION. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, key employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                        VIII. STOCK APPRECIATION RIGHTS

         (a) STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation

Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock. Upon the exercise of any Stock Appreciation Rights granted hereunder, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise of such Stock Appreciation Right. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

         (b) EXERCISE PRICE. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

         (c) EXERCISE PERIOD. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

         (d) LIMITATIONS ON EXERCISE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                          IX. RESTRICTED STOCK AWARDS

         (a) RESTRICTION PERIOD TO BE ESTABLISHED BY THE COMMITTEE. At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, as determined in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph
(b) of this Article or by Article XII.

         (b) OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period (subject to the terms of any Restricted Stock Agreement), to vote the Common Stock subject thereto and to enjoy all other stockholder rights (subject to the terms of any Restricted Stock Agreement), except that (I) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period and
(iv) a breach of the terms and conditions established by the

Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period.

         (c) PAYMENT FOR RESTRICTED STOCK. A Holder shall be required to make such payment for Common Stock received pursuant to a Restricted Stock Award as may be required by law or as the Committee may, in its discretion, determine to charge the Holder.

         (d) MISCELLANEOUS. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

                          X. PERFORMANCE SHARE AWARDS

         (a) PERFORMANCE PERIOD. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period over which the performance applicable to the Performance Share Award of the Holder shall be measured.

         (b) PERFORMANCE SHARE AWARDS. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award.

         (c) PERFORMANCE MEASURES. A Performance Share Award may be awarded to an employee contingent upon future performance of the employee, the Company or any Subsidiary, division or department thereof by or in which he is employed during the performance period, the Fair Market Value of Common Stock or the increase thereof during the performance period, combinations thereof, or such other provisions as the Committee may determine to be appropriate. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

         (d) AWARDS CRITERIA. In determining the value of Performance Share Awards, the Committee may take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         (e) PAYMENT. Following the end of the performance period, the Holder of a Performance Share Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Share Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a

Performance Share Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

         (f) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect of termination of employment during the performance period on an employee's Performance Share Award.

                       XI. STOCK VALUE EQUIVALENT AWARDS

         (a) STOCK VALUE EQUIVALENT AWARDS. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

         (b) AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Stock Value Equivalent Award, a period over which the Award shall vest with respect to the Holder.

         (c) AWARDS CRITERIA. In determining the value of Stock Value Equivalent Awards, the Committee may take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

         (d) PAYMENT. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee. If payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

         (e) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect of termination of employment during the applicable vesting period on an employee's Stock Value Equivalent Award.

                    XII. RECAPITALIZATION OR REORGANIZATION

         (a) Except as hereinafter otherwise provided, Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards in the event of changes in the outstanding Common Stock by reason of dividends payable in stock of the Company, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any such Option or Awards.

         (b) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (c) The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock payable in stock of the Company, without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter pertain (I) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (d) If the Company recapitalizes or otherwise changes its capital structure, an Award theretofore granted shall be adjusted to reflect such recapitalization to the extent appropriate as determined by the Committee.

                   XIII. AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

         (a) to increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or Stock Appreciation Rights or pursuant to Restricted Stock Awards or Performance Share Awards, except as provided in Article XII;

         (b)     to change the minimum Option price;

         (c) to change the class of employees eligible to receive Awards or increase materially the benefits accruing to employees under the Plan;

         (d) to extend the maximum period during which Awards may be granted under the Plan; or

         (e) to modify materially the requirements as to eligibility for participation in the Plan.

                                   XIV. OTHER

         (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option, a Stock Appreciation Right, a Restricted Stock Award or a Performance Share Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or other instrument evidencing an Award duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

         (b) NO EMPLOYMENT RIGHTS CONFERRED. Nothing contained in the Plan or in any Award made hereunder shall (I) confer upon any employee any right with respect to continuation of employment with the Company or any Subsidiary or (ii) interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

         (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation.

         (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

         (e) RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or other written instrument evidencing an Award shall specify the effect of the death of the Holder on the Award.

         (f) SEVERABILITY. If any provision of this Plan or an Award shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions thereof; instead, each provision of the Plan or an Award shall be fully severable and shall be construed and enforced as if said illegal or invalid provision had never been included therein.

         (g) LIMITATION ON ACTIONS. Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the Committee, or any officer or employee of the Company arising out of or in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of any such director, Committee member, officer or employee, cease and be barred by the expiration f three years from the later of: (i) the date of the act or omission in respect of which such right of action arises or (ii) the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth for the related period, the amount of the allocations. In addition, any and all right of action by any employee (past, present or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of the place where action may be brought and regardless of the place of residence of any Committee member, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

         (h) GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

                                                                     EXHIBIT A-2

                           RESTRICTED STOCK AGREEMENT

                           RESTRICTED STOCK AGREEMENT

         AGREEMENT made this 16th day of January, 1996 between NOW Holdings, Inc., a Delaware corporation (the "Company"), and _____________________________ ("Employee").

         1.      AWARD.

                 (a) SHARES. Pursuant to the NOW Holdings, Inc. Stock Award and Long-Term Incentive Plan (the "Plan") and upon payment to the Company
by Employee of $0.01 per share cash,                  shares (the "Restricted
Shares") of the Company's common stock, par value $0.01 per share ("Stock"), shall be issued by the Company as hereinafter provided in Employee's name subject to certain restrictions thereon.

                 (b) ISSUANCE OF RESTRICTED SHARES. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

                 (c) PLAN INCORPORATED. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

         2. RESTRICTED SHARES. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

                 (a) FORFEITURE RESTRICTIONS. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company for any reason, Employee shall, for no consideration other than payment by the Company to Employee of $0.01 per share cash, forfeit, effective as of the time of termination of employment, to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. It is understood and agreed by Employee that the Company may from time to time declare dividends on, and make distributions with respect to, its Common Stock, including without limitation, securities or other property received by the Company in connection with the sale of a portion of the Company's business. In the event that Employee is terminated for any reason prior to the actual payment of such dividend or distribution (and whether before or after the declaration of, or record date for, such dividend or distribution and whether before or after completion of such sale of a portion of the Company's business), Employee will not be entitled to receive any such dividends or distributions with respect to any Restricted Shares that are forfeited to the Company as provided herein. If Employee remains an Employee at the time of actual payment of such dividend or distribution, Employee shall be entitled to receive such dividends and distributions only with respect to Restricted Shares as to which Forfeiture Restriction have lapsed. Any remaining dividends and distributions with respect to Restricted Shares shall be paid to Employee at the time of subsequent lapsing of Forfeiture Restriction on such Restricted Shares. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

                 (b) LAPSE OF FORFEITURE RESTRICTIONS. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

                                                             Percentage of Total
                                                         Number of Restricted Shares
                                                           as to Which Forfeiture
                  Lapse Date                                 Restrictions Lapse
                  ----------                             ---------------------------
         First Anniversary of the date of this Agreement              20%

         Second Anniversary of the date of this Agreement       an additional 20%

         Third Anniversary of the date of this Agreement        an additional 20%

         Fourth Anniversary of the date of this Agreement       an additional 20%

         Fifth Anniversary of the date of this Agreement        the final 20%

         In the event of a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, or a sale of all of the outstanding Class A Common Stock and Common Stock of the Company, in which all of the stockholders of the Company receive in such transaction cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million ("Acceleration Transaction"), all of the Forfeiture Restrictions shall lapse immediately prior to the effectiveness of such transaction.

                 (c) TAX BONUS. Upon the occurrence of an Acceleration Transaction, the Company shall pay to the Employee with respect to any Acceleration Transaction which is subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") a tax bonus as described in this Paragraph (c). The tax bonus payable to an Employee under this Paragraph (c) shall be equal to the amount determined by (i) determining the portion of the Acceleration Transaction which is treated as excess parachute payments (within the meaning of Section 28OG of the Code or the corresponding provision of any successor statute) and which is subject to the tax imposed under Section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Amount"), (ii) determining the decimal which expresses the maximum rate of tax imposed under section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Tax Rate") and the maximum statutory rate, expressed as a decimal, of Federal income tax applicable to the Employee (after reflecting all deductions and adjustments) applicable to the Employee for the taxable year in which the Acceleration Transaction occurs (the "Regular Tax Rate"), (iii) multiplying the Parachute Amount by the Parachute Tax Rate, (iv) multiplying the amount determined in item (iii) by 2/3 and (v) multiplying the amount determined in item (iv) by a fraction, the numerator of which is one and the denominator of which is one minus the Regular Tax Rate.

                 (d) CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend as determined by the committee which administers the Plan (the "Committee") evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture and surrender occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture and surrender, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         3. STOCKHOLDERS AGREEMENT. Following the lapse of the Forfeiture Restrictions as to Restricted Shares (whether in whole or in part), the shares as to which the Forfeiture Restrictions lapsed shall be fully subject to all provisions of the Stockholders Agreement among NOW Holdings, Inc. and its Stockholders dated as of January 16, 1996.

         4. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if the Committee so determines, shares of unrestricted Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

         5. STATUS OF STOCK. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

         6. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Internal Revenue Code of 1986, as amended) of the Company or any successor corporation or a Subsidiary (as defined in the Plan). Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

         7. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Restricted Shares.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         9. SECTION 83(b) ELECTION. As a condition to receiving the Restricted Shares, Employee agrees to make the election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess of the fair market value of the Restricted Shares as of the date of issuance over the amount paid by the Employee for such Restricted Shares in gross income in the year of such issuance.

         10. NOTICES. Any notice or other communication required or permitted to be made or given hereunder will be sufficiently made or given if sent by certified mail addressed, if to Employee, at his address as set forth in the Company's regular employment records and, if to Company, addressed to it at its principal office.

         11. GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.


                                        NOW HOLDINGS, INC.

                                        By:
                                            -----------------------------------
                                            James C. Comis III
                                            Senior Vice President-Finance


                                        ---------------------------------------
                                        EMPLOYEE

                                                                     EXHIBIT B-1

                        VALUE APPRECIATION BONUS PLAN A

                               NOW HOLDINGS, INC.

                    VALUE APPRECIATION AND INCENTIVE PLAN A

                          I. ESTABLISHMENT AND PURPOSE

         (a) ESTABLISHMENT OF THE PLAN. NOW HOLDINGS, INC. (the "Company") hereby establishes, effective as of January 16, 1996, the NOW HOLDINGS, INC. VALUE APPRECIATION AND INCENTIVE PLAN A (the "Plan") the terms and provisions of which are set forth below.

         (b) PURPOSES. The purposes of the Plan are to focus Participants, both as a team and individually, on achieving key strategic and financial objectives of the Company and its Affiliates, to reward them for enhancing the value of the Company thereby benefitting its stockholders, to encourage them to devote their best efforts to the business and operation of the Company, its subsidiaries and its Affiliates by offering them a reward opportunity based on individual contributions and corporate performance and to enhance the ability of the Company to attract and retain employees of outstanding competence and ability.

                                II. DEFINITIONS

         As used in the Plan, the terms below shall have the following meanings ascribed to them:

         (a) "AFFILIATE" shall have the same meaning as the term "Affiliate" as defined in the Stockholders Agreement.

         (b) "APPRAISED VALUE" shall mean the fair market value of the Fully Diluted Common Stock as determined in good faith by the Board of Directors of the Company, supported by the opinion of a nationally recognized investment banking firm selected by the Board of Directors of the Company. For purposes of determining the Appraised Value, the fair market value of the Fully Diluted Common Stock shall equal the price per share of Common Stock that could be obtained in an open (non-forced) sale of all of the Fully Diluted Common Stock, with ample time for marketing and closing and assigning equal value to each share of Fully Diluted Common Stock.

         (c) "CAPITAL INVESTMENT" as a given date refers to: (i) $30,000,000; plus (ii) capital contributions, and all amounts paid for the purchase of capital stock, by the Stockholders to the Company between January 16,1996 and such date.

         (d) "CAPITAL INVESTMENT COMMON STOCK VALUE" refers to the Common Stock Value, related to 1,200 shares of Class A Common Stock and 880,198 shares of Common Stock.

         (e) "CLASS A COMMON STOCK" refers to the capital stock of the Company consisting of its Class A common stock, par value $.01 per share.

         (f) "COMMITTEE" refers to the Committee appointed by the Board of Directors of the Company to administer the Plan.

         (g) "COMMON STOCK" refers to the capital stock of the Company consisting of its common stock, par value $.01 per share.

         (h) "COMMON STOCK VALUE" refers to (i) in the case of a Sale of the Company, the aggregate value of the Fully Diluted Common Stock determined with reference to the per share price for, or the amount per share distributed to, such Fully Diluted Common Stock as established pursuant to such transaction, (ii) in the case of a Qualified Public Offering, the aggregate value of the outstanding Common Stock, including all shares of Common Stock issuable under outstanding options and warrants, determined with reference the Net Public Offering Price for such Common Stock as established in such offering, and (iii) in the case of a Payment Date described in (o)(3) below, the Appraised Value of the Fully Diluted Common Stock; and all amounts payable under the NOW Holdings, Inc. Value Appreciation and Incentive Plan B, and in the case set forth in clause (iii) above reduced by the sum of (1) all transaction expenses and (2) all amounts payable under the NOW Holdings, Inc. Value Appreciation and Incentive Plan B.

         (i) "COMPANY" refers to NOW Holdings, Inc., a Delaware corporation, and any successor thereto.

         (j) "ELIGIBLE EMPLOYEE" refers to any individual who is a participant in the NOW Holdings, Inc. Value Appreciation Bonus Plan B and any other key employee of the Company or of any Affiliate of the Company.

         (k) "FULLY DILUTED COMMON STOCK" shall have the same meaning as the term "Fully Diluted Common Stock" as defined in the Stockholders Agreement.

         (l) "IRR AMOUNT" means an amount equal to: (i) if the Payment Date occurs on or before January 16, 1999, that amount which equals a 35.0% internal rate of return on the Capital Investment; (ii) if the Payment Date occurs after January 16, 1999 but on or before January 16, 200 1, that amount which equals a 32.5% internal rate of return on the Capital Investment; or (iii) if the Payment Date occurs after January 16, 2001, that amount which equals a 30.0% internal rate of return on the Capital Investment.

         (m) "MINIMUM REQUIRED RETURN ON CAPITAL INVESTMENT" means the minimum amount when applied to the Capital Investment would result in the IRR Amount being achieved.

         (n) "NET PUBLIC OFFERING PRICE" shall have the same meaning as defined in the Restated Certificate of Incorporation of the Company.

         (o) "PARTICIPANT" refers to an Eligible Employee who has been designated by the Committee pursuant to Article 3 as a Participant in the Plan.

         (p)     "PAYMENT DATE" refers to the first to occur of the following:

                 (1)      The closing date of a Sale of the Company.

                 (2)      The closing date of a Qualified Public Offering.

                 (3) The first date as of which the Stockholders have received from the Company as dividends, distributions or for the repurchase of Class A Common Stock, cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million (valued at the fair market value thereof as determined by the Board of Directors of the Company) equal to the Capital Investment.

provided, however, that an event described above shall not result in a Payment Date for purposes of the Plan unless the Capital Investment Common Stock Value on such date equals or exceeds the IRR Amount.

         (q) "PLAN TERM" refers to the period that this Plan shall be in effect and shall be the period of January 16, 1996 to the Payment Date or, if earlier, the date the Plan is terminated pursuant to Article IX.

         (r) "PUBLIC OFFERING" refers to a public offering and sale of equity securities of the Company pursuant to an effective registration statement on Form S- I under the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

         (s) "QUALIFIED PUBLIC OFFERING" refers to a Public Offering of Common Stock, at the conclusion of which the aggregate number of issued and outstanding shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, or any similar Federal statute then in effect is equal to at least 20% of the Fully Diluted Common Stock after giving effect to such sale.

         (t) "SALE OF THE COMPANY" refers to (x) a merger of the Company, a sale of all or substantially all of the assets of the Company, or a sale of all of the Class A Common Stock and Common Stock of the Company, (y) in which all of the stockholders of the Company receive in such transaction the same consideration consisting of cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million.

         (u) "STOCKHOLDERS" refers to any person or entity other than the Company which is a party to the Stockholders Agreement.

         (v) "STOCKHOLDERS AGREEMENT" refers to the Stockholders Agreement Among Now Holdings, Inc and its Stockholders, dated as of January 16, 1996, as it may be amended thereafter from time-to-time.

         (w) "TOTAL AVAILABLE VALUE APPRECIATION UNITS" means 100 Value Appreciation Units.

         (x) "VALUE APPRECIATION UNIT", means a phantom unit credited to a Participant under the Plan for purposes of measuring his or her allocable share, if any, of the aggregate bonus amount payable as of the Payment Date.

                III. PARTICIPATION AND VALUE APPRECIATION UNITS

         (a) PARTICIPATION DESIGNATION. The Committee may designate Eligible Employees as Participants in the Plan at any time during the term of the Plan. It is anticipated that participation in the Plan may vary from time to time. In selecting Eligible Employees to participate in the Plan, the Committee shall establish such criteria as it may deem relevant in making such selection. An Eligible Employee who has been designated by the Committee as a Participant in the Plan shall have no right of continued participation in the Plan and may be removed by the Committee as a Participant in the Plan at any time.

         (b) CREDITING OF VALUE APPRECIATION UNITS. Coincident with the designation of an individual as a Participant in the Plan, the Committee shall credit to a Participant a number of whole or fractional Value Appreciation Units. The Committee shall establish such criteria as it may deem relevant in determining the number of Value Appreciation Units to be assigned to a Participant. It is anticipated that Participants will be assigned differing numbers of Value Appreciation Units. At any time during the Plan Term, the Committee may increase or decrease the number of Value Appreciation Units then credited to a Participant in its sole discretion, but in no event shall the aggregate Value Appreciation Units awarded under the Plan exceed the Total Available Value Appreciation Units.

                   IV. VALUE APPRECIATION UNIT DISTRIBUTIONS

         (a) FORM AND TIME OF DISTRIBUTIONS. Distributions attributable to a Participant's Value Appreciation Units credited to him or her as of the Payment Date shall be paid in a lump sum as soon as practicable after the Payment Date. Distributions attributable to a Participant's Value Appreciation Units credited to him or her as of the Payment Date shall be paid in cash except that if the Payment Date results from the occurrence of a Qualified Public Offering, the Company shall have the right, in its sole discretion, to effect such distribution in the form of whole shares of Common Stock with the number of shares of such Common Stock to be distributed to a Participant being equal to his or her distribution amount as determined pursuant to (b) below divided by the Net Public Offering Price.

         (b) DISTRIBUTION AMOUNT. For any Participant who remains employed by the Company as of the Payment Date and who is not as of such date a participant in the NOW Holdings, Inc. Value Appreciation and Incentive Plan B, the amount of distribution payable as of such date with respect to Value Appreciation Units credited to him or her as of the Payment Date shall be a dollar amount equal to the lesser of (i) the product of (a) the Common Stock Value multiplied by (b) 0.04 and the maximum amount of payments under this Value Appreciation and Incentive Plan A that would not result in a Capital Investment Common Stock Value below that Minimum Required Return on

Capital Investment, multiplied by (ii) a fraction, the numerator of which is the number of such Participant's Value Appreciation Units as of such date and the denominator of which is 80. For any Participant who remains employed by the Company as of the Payment Date and who is as of such date a participant in the NOW Holdings, Inc. Value Appreciation And Incentive Plan B, the amount of distribution payable as of such date with respect to Value Appreciation Units credited to him or her as of the Payment Date shall be a dollar amount equal to the lesser of (i) the product of (a) the Common Stock Value multiplied by (b)
0.01 and the maximum amount of payments under this Value Appreciation and Incentive Plan A that would not result in a Capital Investment Common Stock Value below that Minimum Required Return on Capital Investment, multiplied by
(ii) a fraction, the numerator of which is the number of such Participant's Value Appreciation Units as of such date and the denominator of which is 20. In no event shall the aggregate Value Appreciation Units credited to Participants who are participants in the NOW Holdings, Inc. Value Appreciation and Incentive Plan B exceed 20.

         (c) EXTRAORDINARY EVENT ADJUSTMENTS. If an extraordinary event outside of the control of the Company occurs which would result in a substantial distortion from the ordinary operation of the Plan, the Board of Directors of the Company, in its sole discretion, may make such adjustment to the operation of the Plan as it determines to be appropriate.

         (d) TAX BONUS. In addition to amounts payable under the Plan pursuant to Paragraph (b) above, the Company shall pay to any Participant with respect to any distributions under the Plan which are subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") a tax bonus as described in this Paragraph (d). The tax bonus payable to a Participant under this Paragraph (d) shall be equal to the amount determined by (i) determining the aggregate amounts distributed to the Participant pursuant to Paragraph (b) above which are treated as excess parachute payments (within the meaning of Section 28OG of the Code or the corresponding provision of any successor statute) and which are subject to the tax imposed under Section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Amount"), (ii) determining the decimal which expresses the maximum rate of tax imposed under section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Tax Rate") and the maximum statutory rate, expressed as a decimal, of Federal income tax applicable to the Participant (after reflecting all deductions and adjustments) applicable to the Participant for the taxable year in which he receives the distributions pursuant to Paragraph (b) above (the" Regular Tax Rate"), (iii) multiplying the Parachute Amount by the Parachute Tax Rate, (iv) multiplying the amount determined in item (iii) by 2/3 and (v) multiplying the amount determined in item (iv) by a fraction, the numerator of which is one and the denominator of which is one minus the Regular Tax Rate.

                         VI. TERMINATION OF EMPLOYMENT

         In the event that a Participant ceases to be employed with the Company and its Affiliates for any reason prior to the Payment Date his or her Value Appreciation Units will be forfeited and he or she will not thereafter be entitled to any Plan distributions.

                                VII. ARBITRATION

         Any and all claims, demands, cause of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Company or an Affiliate thereof and a Participant (all of which are referred to herein as "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, including equitable relief and specific performance, shall be resolved and decided by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. In the arbitration proceeding the Participant shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Participant and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court of the Southern District of Texas, Houston Division, upon application of the Participant or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the immediately preceding sentence. The decision of a majority of the arbitrators shall be binding on the Participant, and the Company and their Affiliates. The arbitration proceeding shall be conducted in Houston, Texas. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this Agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of any such Claim, the Arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the Arbitrators shall have no authority to award treble, exemplary or punitive type damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary or punitive type damages in connection with any such Claims.

                        VIII. ADMINISTRATIVE PROVISIONS

         (a) ADMINISTRATIVE GUIDELINES. The Plan shall be implemented and administered in accordance with such rules, regulations and interpretations as may be established from time to time by the Committee for the implementation and administration of this Plan that are not inconsistent with the provisions thereof.

         (b) ADMINISTRATION. The Plan shall be administered by the Committee which shall have the power and responsibility to take such actions as may be appropriate or necessary to effectuate orderly administration of the Plan and to interpret and construe the terms and provisions of the Plan;

provided, however, that such interpretations and constructions shall be consistent with the written provisions of the Plan.

         (c) LIMITATION OF LIABILITY. The members of the Committee and any other person acting under the direction of the Committee, shall not be liable for any act or failure to act hereunder. except for gross negligence or fraud, and the Company shall indemnify the members of the Committee, and such other persons against all expenses, fines, judgments, and/or penalties incurred in connection with any claim or proceeding seeking to impose such liability.

                              IX. OTHER PROVISIONS

         (a) EMPLOYMENT. Nothing in this Plan nor any action taken by the Company, the Board of Directors of the Company or the Committee under the provisions hereof shall be construed as a contract of employment between the Company and a Participant or interfere with or limit in any way the right of the Company to terminate any such Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan. a Participant will be deemed to be employed by the Company for so long as he or she is employed by the Company or an Affiliate of the Company.

         (b) NONTRANSFERABILITY. No right or interest of any Participant under this Plan shall be assignable or transferable, pledged or encumbered in any manner, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

         (c) AMENDMENTS AND TERMINATION. The Company at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan or suspend or terminate the Plan entirely; provided, however, that in the event of a termination of the Plan prior to a Payment Date, each Participant shall be entitled to a Plan distribution in full satisfaction of all amounts owed under the Plan equal to the distribution amount or amounts determined pursuant to Paragraph (b) of Article IV above substituting the date of termination of the Plan for the Payment Date if the fair market value as determined by the Board of Directors of the Company of the Common Stock as of such date equals or exceeds the IRR Amount as of such date. The Plan shall automatically terminate and no further amounts shall be paid under the Plan following payment of the last amount owed as a result of occurrence of the Payment Date.

         (d) GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

         (e) WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

         (g) NATURE OF PLAN. The Plan shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain employees from its general assets in accordance with the Plan.
Accordingly:

                 (1) Value Appreciation Units awarded under the Plan and accounting maintained by the Company merely constitute mechanisms for measuring such incentive compensation and do not constitute a property right or interest in the Company or in any asset owned by the Company or its subsidiaries;

                 (2) neither the establishment of the Plan, the awarding of Value Appreciation Units nor the creation or maintenance of Plan accounting records shall be deemed to create an escrow or trust fund of any kind; and

                 (3) the Participant and any person claiming under Participant shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Plan shall be construed to give the Participant or anyone claiming under the Participant any right, title, interest or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Affiliate of the Company.

         EXECUTED this 16th day of January, 1996.

ATTEST:                                 NOW HOLDINGS, INC.



                                        By
- -----------------------------------         -----------------------------------
JAMES C. COMIS, III, SECRETARY              JOEL V. STAFF, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

                                                                     EXHIBIT B-2

                        VALUE APPRECIATION BONUS PLAN B

                               NOW HOLDINGS, INC.

                    VALUE APPRECIATION AND INCENTIVE PLAN B

                          I. ESTABLISHMENT AND PURPOSE

         (a) ESTABLISHMENT OF THE PLAN. NOW HOLDINGS, INC. (the "Company") hereby establishes, effective as of January 16, 1996, the NOW HOLDINGS, INC. VALUE APPRECIATION AND INCENTIVE PLAN B (the "Plan") the terms and provisions of which are set forth below.

         (b) PURPOSES. The purposes of the Plan are to focus Participants, both as a team and individually, on achieving key strategic and financial objectives of the Company and its Affiliates, to reward them for enhancing the value of the Company thereby benefitting its stockholders, to encourage them to devote their best efforts to the business and operation of the Company, its subsidiaries and its Affiliates by offering them a reward opportunity based on individual contributions and corporate performance and to enhance the ability of the Company and its Affiliates to attract and retain employees of outstanding competence and ability.

                                II. DEFINITIONS

         As used in the Plan, the terms below shall have the following meanings ascribed to them:

         (a) "AFFILIATE" shall have the same meaning as the term "Affiliate" as defined in the Stockholders Agreement.

         (b) "APPRAISED VALUE" shall mean the fair market value of the Fully Diluted Common Stock as determined in good faith by the Board of Directors of the Company, supported by the opinion of a nationally recognized investment banking firm selected by the Board of Directors of the Company. For purposes of determining the Appraised Value, the fair market value of the Fully Diluted Common Stock shall equal the price per share of Common Stock that could be obtained in an open (non-forced) sale of all of the Fully Diluted Common Stock, with ample time for marketing and closing and assigning equal value to each share of Fully Diluted Common Stock.

         (c) "AWARD" refers to either a Restricted Stock Award or an Option as such terms are defined in the NOW Holdings, Inc. Stock Award and Long-Term Incentive Plan.

         (d) "CAPITAL INVESTMENT" as a given date refers to: (i) $30,000,000; plus (ii) capital contributions, and all amounts paid for the purchase of capital stock, by the Stockholders to the Company between January 16, 1996 and such date.

         (e) "CAPITAL INVESTMENT COMMON STOCK VALUE" refers to the Common Stock Value, related to 1,200 shares of Class A Common Stock and 880,198 shares of Common Stock.

         (f) "CLASS A COMMON STOCK" refers to the capital stock of the Company consisting of its Class A common stock, par value $.01 per share.

         (g) "Committee" refers to the Committee appointed by the Board of Directors of the Company to administer the Plan.

         (h) "COMMON STOCK" refers to the capital stock of the Company consisting of its common stock, par value $.01 per share.

         (i) "COMMON STOCK VALUE" refers to (i) in the case of a Sale of the Company, the aggregate value of the Fully Diluted Common Stock determined with reference to the per share price for, or the amount per share distributed to, such Fully Diluted Common Stock as established pursuant to such transaction, (ii) in the case of a Qualified Public Offering, the aggregate value of the outstanding Common Stock, including all shares of Common Stock issuable under outstanding options and warrants, determined with reference the Net Public Offering Price for such Common Stock as established in such offering, and (iii) in the case of a Payment Date described in (0)(3) below, the Appraised Value of the Fully Diluted Common Stock; and all amounts payable under this Plan, and in the case set forth in clause (iii) above reduced by the sum of (1) all transaction expenses and (2) all amounts payable under this Plan.

         (j) "COMPANY" refers to NOW Holdings, Inc., a Delaware corporation, and any successor thereto.

         (k) "FULLY DILUTED COMMON STOCK" shall have the same meaning as the term "Fully Diluted Common Stock" as defined in the Stockholders Agreement.

         (l) "IRR AMOUNT" means that amount which equals a 25.0% internal rate of return on the Capital Investment.

         (m) "MINIMUM REQUIRED RETURN ON CAPITAL INVESTMENT" means the minimum amount when applied to the Capital Investment would result in the IRR Amount being achieved.

         (n) "NET PUBLIC OFFERING PRICE" shall have the same meaning as defined in the Restated Certificate of Incorporation of the Company.

         (o) "PARTICIPANT" refers to any key employee of the Company or of any Affiliate of the Company who has received an Award.

         (p)     "PAYMENT DATE" refers to the first to occur of the following:

                 (1)      The closing date of a Sale of the Company.

                 (2)      The closing date of a Qualified Public Offering.

                 (3) The first date as of which the Stockholders have received from the Company as dividends, distributions or for the repurchase of Class A Common Stock, cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million (valued at the fair market value thereof as determined by the Board of Directors of the Company) equal to the Capital Investment.

provided, however, that an event described above shall not result in a Payment Date for purposes of the Plan unless the Capital Investment Common Stock Value on such date equals or exceeds the IRR Amount on such date.

         (q) "PLAN TERM" refers to the period that this Plan shall be in effect and shall be the period of January 16, 1996 to the Payment Date or, if earlier, the date the Plan is terminated pursuant to Article VIII.

         (r) "PUBLIC OFFERING" refers to a public offering and sale of equity securities of the Company pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

         (s) "QUALIFIED PUBLIC OFFERING" refers to a Public Offering of Common Stock, at the conclusion of which the aggregate number of issued and outstanding shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, or any similar Federal statute then in effect is equal to at least 20% of the Fully Diluted Common Stock after giving effect to such sale.

         (t) "SALE OF THE COMPANY" refers to (x) a merger of the Company, a sale of all or substantially all of the assets of the Company, or a sale of all of the Class A Common Stock and Common Stock of the Company, (y) in which all of the stockholders of the Company receive in such transaction the same consideration consisting of cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million.

         (u) "STOCKHOLDERS" refers to any person or entity other than the Company which is a party to the Stockholders Agreement.

         (v) "STOCKHOLDERS AGREEMENT" refers to the Stockholders Agreement Among Now Holdings, Inc. and its stockholders, dated as of January 16, 1996, as it may be amended thereafter from time-to-time.

                               III. PARTICIPATION

         Any employee of the Company or any Affiliate of the Company who has received an Award shall automatically be a Participant.

                               IV. DISTRIBUTIONS

         (a) FORM AND TIME OF DISTRIBUTIONS. Distributions paid to a Participant under the Plan as of the Payment Date shall be paid in a lump sum as soon as practicable after the Payment Date. Plan distributions shall be paid in cash except that if the Payment Date results from the occurrence of a Qualified Public Offering, the Company shall have the right, in its sole discretion, to effect such distributions in the form of whole shares of Common Stock with the number of shares of such

Common Stock to be distributed to a Participant being equal to his or her distribution amount as determined pursuant to (b) below divided by the Net Public Offering Price.

         (b) DISTRIBUTION AMOUNT. The total amount of distribution payable under the Plan to a Participant with respect to the Payment Date shall be an amount equal to $3,490,000 multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable to such Participant as of such date under an Award (whether as a restricted stock or as a stock option), and the denominator of which is the maximum number of shares of Common Stock that may be issued under the Company's Stock Award and Long-Term Incentive Plan; provided, however, that the actual amount paid to each Participant shall be the total amount payable multiplied by a fraction, the numerator of which is the number of shares of Common Stock under such Participant's Award as to which forfeiture restrictions have lapsed or options have vested, and the denominator of which is the total number of shares of Common Stock under such Participant's Award. Any amounts payable that are not paid at the Payment Date shall be held by the Company and paid to the Participant proportionately as forfeiture restrictions lapse or options vest in the future under the Award. No amounts, however, shall be paid to any Participant with respect to shares of restricted stock forfeited or unvested options upon any Participant's termination of employment before or after the Payment Date.

         (c) EXTRAORDINARY EVENT ADJUSTMENTS. If an extraordinary event outside of the control of the Company occurs which would result in a substantial distortion from the ordinary operation of the Plan, the Board of Directors of the Company, in its sole discretion, may make such adjustment to the operation of the Plan as it determines to be appropriate.

         (d) TAX BONUS. In addition to amounts payable under the Plan pursuant to Paragraph (b) above, the Company shall pay to any Participant with respect to any distributions under the Plan which are subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") a tax bonus as described in this Paragraph (d). The tax bonus payable to a Participant under this Paragraph (d) shall be equal to the amount determined by (i) determining the aggregate amounts distributed to the Participant pursuant to Paragraph (b) above which are treated as excess parachute payments (within the meaning of Section 280G of the Code or the corresponding provision of any successor statute) and which are subject to the tax imposed under Section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Amount"), (ii) determining the decimal which expresses the maximum rate of tax imposed under section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Tax Rate") and the maximum statutory rate, expressed as a decimal, of Federal income tax applicable to the Participant (after reflecting a deductions and adjustments) applicable to the Participant for the taxable year in which he receives the distributions pursuant to Paragraph (b) above (the "Regular Tax Rate"), (iii) multiplying the Parachute Amount by the Parachute Tax Rate, (iv) multiplying the amount determined in item (iii) by 2/3 and (v) multiplying the amount determined in item (iv) by a fraction, the numerator of which is one and the denominator of which is one minus the Regular Tax Rate.

                                VI. ARBITRATION

         Any and all claims, demands, cause of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Company or an Affiliate thereof and a Participant (all of which are referred to herein as "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, including equitable relief and specific performance, shall be resolved and decided by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. In the arbitration proceeding the Participant shall select one arbitrator, the Company shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. Should one party fail to select an arbitrator within five days after notice of the appointment of an arbitrator by the other party or should the two arbitrators selected by the Participant and the Company fail to select an arbitrator within ten days after the date of the appointment of the last of such two arbitrators, any person sitting as a Judge of the United States District Court of the Southern District of Texas, Houston Division, upon application of the Participant or the Company, shall appoint an arbitrator to fill such space with the same force and effect as though such arbitrator had been appointed in accordance with the immediately preceding sentence. The decision of a majority of the arbitrators shall be binding on the Participant, and the Company and their Affiliates. The arbitration proceeding shall be conducted in Houston, Texas. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This agreement to arbitrate shall be enforceable in either federal or state court. The enforcement of this agreement to arbitrate and all procedural aspects of this Agreement to arbitrate, including but not limited to, the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of any such Claim, the Arbitrators shall apply the substantive laws of the State of Texas; provided, however, that the Arbitrators shall have no authority to award treble, exemplary or punitive type damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any, to recover treble, exemplary or punitive type damages in connection with any such Claims.

                         VII. ADMINISTRATIVE PROVISIONS

         (a) ADMINISTRATIVE GUIDELINES. The Plan shall be implemented and administered in accordance with such rules, regulations and interpretations as may be established from time to time by the Committee for the implementation and administration of this Plan that are not inconsistent with the provisions thereof.

         (b) ADMINISTRATION. The Plan shall be administered by the Committee which shall have the power and responsibility to take such actions as may be appropriate or necessary to effectuate orderly administration of the Plan and to interpret and construe the terms and provisions of the Plan; provided, however, that such interpretations and constructions shall be consistent with the written provisions of the Plan.

         (c) LIMITATION OF LIABILITY. The members of the Committee and any other person acting under the direction of the Committee, shall not be liable for any act or failure to act hereunder, except for gross negligence or fraud, and the Company shall indemnify the members of the Committee, and such other persons against all expenses, fines, judgments, and/or penalties incurred in connection with any claim or proceeding seeking to impose such liability.

                             VIII. OTHER PROVISIONS

         (a) EMPLOYMENT. Nothing in this Plan nor any action taken by the Company, the Board of Directors of the Company or the Committee under the provisions hereof shall be construed as a contract of employment between the Company and a Participant or interfere with or limit in any way the right of the Company to terminate any such Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         (b) NONTRANSFERABILITY. No right or interest of any Participant under this Plan shall be assignable or transferable, pledged or encumbered in any manner, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

         (c) AMENDMENTS AND TERMINATION. The Company at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan or suspend or terminate the Plan entirely; provided, however, that in the event of a termination of the Plan prior to the Payment Date, each Participant shall be entitled to a Plan distribution in full satisfaction of all amounts owed under the Plan equal to the distribution amount or amounts determined pursuant to Paragraph (b) of Article IV above substituting the date of termination of the Plan for the Payment Date if the fair market value of the Common Stock as of such date as determined by the Board of Directors of the Company equals or exceeds the IRR Amount as of such date. The Plan shall automatically terminate and no further amounts shall be paid under the Plan following payment of the last amount owed as a result of the occurrence of the Payment Date.

         (d) GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Texas.

         (e) WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

         (f) NATURE OF PLAN. The Plan shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain employees from its general assets in accordance with the Plan.
Accordingly:

                 (1) accounting maintained by the Company merely constitute mechanisms for measuring such incentive compensation and do not constitute a property right or interest in the Company or in any asset owned by the Company or its subsidiaries;

                 (2) neither the establishment of the Plan, nor the creation or maintenance of Plan accounting records shall be deemed to create an escrow or trust fund of any kind; and

                 (3) the Participant and any person claiming under Participant shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Plan shall be construed to give the Participant or anyone claiming under the

                          Participant any right, title, interest or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Affiliate of the Company.

         EXECUTED this 16th day of January, 1996.


ATTEST:                                 NOW HOLDINGS, INC.



                                        By
- -----------------------------------         -----------------------------------
JAMES C. COMIS, III, SECRETARY              JOEL V. STAFF, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

                                   EXHIBIT C
                         TO THE STOCKHOLDERS AGREEMENT

                                                          INCREMENTAL NUMBER OF
                                                          CLASS A COMMON STOCK
                 INVESTORS                                  SHARES PURCHASED
                 ---------                                ---------------------
DPI OIL SERVICE PARTNERS LIMITED PARTNERSHIP                     75.45

FIRST RESERVE CORPORATION
   First Reserve Fund VI, Limited Partnership                    81.46
   First Reserve Fund V, Limited Partnership                      3.54
   First Reserve Fund V-2, Limited Partnership                    3.54
                                                                 -----
      Total First Reserve Corporation                            88.55

NATIONAL-OILWELL MANAGEMENT
   Joel V. Staff                                                  9.03
   C. R. Bearden                                                  3.43
   Jerry N. Gauche                                                2.29
   Lynn L. Leigh                                                  2.29
   Paul M. Nation                                                 1.49
                                                                ------
      Total National-Oilwell Management                          18.51

GECC                                                             16.00

RESERVED FOR ISSUANCE
      Total                                                       1.49
                                                                ------
                                                                200.00

                           WAIVER AND FIRST AMENDMENT
                           TO STOCKHOLDERS AGREEMENT

         THIS WAIVER AND FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT (this "Agreement") dated as of July 24, 1996, among NOW HOLDINGS, INC., a Delaware corporation (together with its successors and assigns, the "Company"), DPI OIL SERVICE PARTNERS LIMITED PARTNERSHIP ("DPIOSP"), DPI PARTNERS II ("DPI Partners"), FIRST RESERVE FUND V, LIMITED PARTNERSHIP, FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP and FIRST RESERVE FUND VI, LIMITED PARTNERSHIP (collectively, the "First Reserve Stockholders"), GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") (DPIOSP, DPI Partners, the First Reserve Stockholders and GE Capital, together with their respective successors and assigns, are collectively referred to herein as the "Institutional Investors"), the individuals and trustees named on the signature page hereof under "Original Management Investors" (collectively, together with their respective successors and assigns, the "Original Management Investors"), and the individuals and trustees named on the signature page hereof under "New Management Investors" (collectively, together with their respective successors and assigns, the "New Management Investors"). The Institutional Investors and the Original Management Investors are collectively referred to herein as the "Original Stockholders", and the Original Management Investors and the New Management Investors are collectively referred to herein as the "Management Investors".

                                  WITNESSETH:

         WHEREAS, the Company and the Original Stockholders are party to that certain Stockholders Agreement dated as of January 16, 1996 setting forth certain rights and obligations in connection with the investment in the Company by the Original Stockholders (the "Stockholders Agreement");

         WHEREAS, Joel V. Staff, one of the Original Management Investors, desires to transfer 22,400 shares of Common Stock and 25,674 shares of Restricted Common Stock (collectively, the "Staff Stock") to the trusts (the "Trusts") created by that certain Trust Agreement (the "Trust Agreement") dated April 12, 1989 by and among Joel V. Staff and Mary Martha Staff, as Trustors, and Richard Staff, as Trustee, and for this reason desires to obtain the waiver of the Original Stockholders of certain provisions of the Stockholders Agreement;

         WHEREAS, the Company desires to purchase 8,557 shares of Common Stock (the "Leigh Stock") issued to Lynn L. Leigh pursuant to the terms of that certain Restricted Stock Agreement dated as of January 16, 1996 by and between the Company and Lynn L. Leigh pursuant to the terms of that certain Stock Purchase Agreement dated as of even date herewith between Lynn L. Leigh and the Company (the "Stock Purchase Agreement") and for this reason desires to obtain the waiver of the Original Stockholders of certain provisions of the Stockholders Agreement;

         WHEREAS, the Company desires to issue (a).52 shares of Class A Common Stock to Bank of America Texas, N.A., as Trustee of the Trust created pursuant to the National-Oilwell Supplemental Savings Plan ("Bank of America"), (b) 8 shares of Class A Common Stock and 5,868 shares of Common Stock to Steven W. Krablin, and (c) 9.88 shares of Class A Common Stock and 7,628 shares of Common Stock to James J. Fasnacht (all of such shares of Class A Common Stock and Common Stock are herein collectively referred to as the "Management Stock"), each of which is a New Management Investor, pursuant to those certain Subscription Agreements dated of even date herewith between the Company and Steven W. Krablin, James J. Fasnacht and Bank of America, respectively, (collectively, the "Subscription Agreements") and for this reason desires to obtain the waiver of the Original Stockholders of certain provisions of the Stockholders Agreement;

         WHEREAS, the Company desires to issue 8,557 shares of Common Stock to each of Steven W. Krablin, James J. Fasnacht and Merrill A. Miller, Jr. pursuant to the Stock Award and Long-Term Incentive Plan of the Company, as permitted pursuant to Section 5.6(b)(vi) and Section 2.1 (b)(iv)(B) of the Stockholders Agreement;

         WHEREAS, the Board of Directors and the stockholders of the Company have adopted and approved (a) the Stock Award and Long-Term Incentive Plan of the Company in the form attached hereto as Exhibit A (the "Stock Incentive Plan"), and (b) the Value Appreciation Bonus Plan A of the Company in the form attached hereto as Exhibit B and the Value Appreciation Bonus Plan B of the Company in the form attached hereto as Exhibit C (collectively, the "Bonus Plans");

         WHEREAS, the Stock Incentive Plan and the Bonus Plans attached hereto more accurately reflect the intentions of the parties to the Stockholders Agreement as of January 16, 1996 than the forms of Stock Award and Long-Term Incentive Plan, Value Appreciation Bonus Plan A and the Value Appreciation Bonus Plan B attached to the Stockholders Agreement;

         WHEREAS, the Company, the Institutional Investors, and the Management Investors desire that all references in the Stockholders Agreement to the Stock Award and Long-Term Incentive Plan and the Value Appreciation Bonus Plan A and the Value Appreciation Bonus Plan B attached to the Stockholders Agreement be deemed to be references to the Stock Incentive Plan and Bonus Plans; and

         WHEREAS, the Company and the Original Stockholders are willing to waive certain provisions of the Stockholders Agreement to allow for (a) the transfer by Joel V. Staff of the Staff Stock to the Trusts, (b) the transfer by Lynn L. Leigh of the Leigh Stock to the Company, and (c) the issuance of the Management Stock to Steven W. Krablin, James J. Fasnacht and Bank of America, subject to and in accordance with the terms and provisions contained herein;

         NOW, THEREFORE, in consideration of the mutual agreements and understanding set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Terms used in this Agreement that are not defined in this Agreement and are defined in the Stockholders Agreement shall have the meaning given to such terms in the Stockholders Agreement.

                                   ARTICLE 2
                                    WAIVERS

         Subject to the execution and delivery of this Agreement by each other party hereto and the other terms and provisions of this Agreement, each of the Original Stockholders hereby waives the following provisions of and rights under the Stockholders Agreement for the limited purposes set forth below:

         (a) The restrictions on transfer set forth in Section 4.1 of the Stockholders Agreement, only insofar as such restrictions on transfer prohibit the transfer of the Staff Stock to the Trusts and the transfer of the Leigh Stock to the Company; and

         (b) The rights of such Original Stockholder to purchase or receive any of (i) the Staff Stock, in connection with the transfer of the Staff Stock from Joel V. Staff to the Trusts, (ii) the Leigh Stock, in connection with the transfer of the Leigh Stock from Lynn L. Leigh to the Company pursuant to the Stock Purchase Agreement, and (iii) the Management Stock, in connection with the transfer of the Management Stock to Steven W. Krablin, James J. Fasnacht and Bank of America pursuant to the Subscription Agreements, in each case pursuant to Article V of the Stockholders Agreement.

                                   ARTICLE 3
                            NEW MANAGEMENT INVESTORS

         Each of the New Management Investors shall be deemed to be a "Management Investor" under the Stockholders Agreement, and each New Management Investor and all Class A Common Stock and all Common Stock held by such New Management Investor shall be bound by and have the benefit of all terms and provisions of the Stockholders Agreement applicable to Management Investors under the Stockholders Agreement.

                                   ARTICLE 4
                      STOCK INCENTIVE PLAN AND BONUS PLANS

         In order to more fully reflect the intention of the parties at the time of execution of the Stockholders Agreement, the Stock Incentive Plan and the Bonus Plans shall replace the Stock Award and Long-Term Incentive Plan and the Value Appreciation and Bonus Plan A and the Value Appreciation Bonus Plan B attached to the Stockholders Agreement, respectively, and all references in the Stockholders Agreement to such Stock Award and Long-Term Incentive Plan and such Value Appreciation Bonus Plan A and Value Appreciation Bonus Plan B shall be deemed to refer to the Stock Incentive Plan and the Bonus Plans, respectively.

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 Representations of Joel V. Staff. Joel V. Staff hereby represents and warrants to each other party hereto that the Trust Agreement has not been amended or modified in any respect since the execution thereof on April 12, 1989 and that Richard Staff, brother of Joel V. Staff, is the sole trustee thereof.

         5.2 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

         5.3 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersedes all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to the subject matter hereof. Except as amended hereby, the Stockholders Agreement is hereby ratified and confirmed in all respects.

         5.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE).

         5.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        NOW HOLDINGS, INC.


                                        By: /s/  JOEL V. STAFF
                                            -----------------------------------
                                            Joel V. Staff
                                            President

                                        INSTITUTIONAL INVESTORS:

                                        DPI OIL SERVICE PARTNERS
                                        LIMITED PARTNERSHIP

                                        By: Duff & Phelps/Inverness LLC
                                            Managing General Partner

                                            By: /s/ W. McCOMB DUNWOODY
                                                -------------------------------
                                                W. McComb Dunwoody
                                                President

                                        DPI PARTNERS II

                                        By: /s/ W. McCOMB DUNWOODY
                                            -----------------------------------
                                            W. McComb Dunwoody
                                            Managing Partner

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By: /s/ ABIGAIL UBLY
                                            -----------------------------------
                                            Authorized Signature

                                        FIRST RESERVE FUND V, LIMITED
                                        PARTNERSHIP

                                        By: Fiat Reserve Corporation
                                            Managing General Partner

                                            By: /s/ BRUCE ROTHSTEIN
                                                -------------------------------
                                                Bruce Rothstein
                                                Vice President

                                        FIRST RESERVE FUND V-2, LIMITED
                                        PARTNERSHIP

                                        By: First Reserve Corporation
                                            Managing General Partner

                                            By: /s/ BRUCE ROTHSTEIN
                                                -------------------------------
                                                Bruce Rothstein
                                                Vice President

                                        FIRST RESERVE FUND VI, LIMITED
                                        PARTNERSHIP

                                        By: First Reserve Corporation
                                            Managing General Partner

                                            By: /s/ BRUCE ROTHSTEIN
                                                -------------------------------
                                                Bruce Rothstein
                                                Vice President

ORIGINAL MANAGEMENT
INVESTORS:                              SPOUSES:


/s/ JOEL V. STAFF                       /s/ M.M. STAFF
- ------------------------------------    ---------------------------------------
Joel V. Staff                           M.M. Staff


/s/ C.R. BEARDEN                        /s/ NANCY R. BEARDEN
- ------------------------------------    ---------------------------------------
C.R. Bearden                            Nancy R. Bearden


/s/ LYNN L. LEIGH                       /s/ BETTY BARNETT LEIGH
- ------------------------------------    ---------------------------------------
Lynn L. Leigh                           Betty Barnett Leigh


/s/ JERRY N. GAUCHE                     /s/ CATHY K. GAUCHE
- ------------------------------------    ---------------------------------------
Jerry N. Gauche                         Cathy K. Gauche


/s/ PAUL M. NATION                      /s/ BEVERLY N. NATION
- ------------------------------------    ---------------------------------------
Paul M. Nation                          Beverly N. Nation

BANK OF AMERICA TEXAS, N.A.,
as Trustee of the Trust created
pursuant to the National-Oilwell
Supplemental Savings Plan


By:    /s/ GARY L. CHURCH
   ------------------------------
Name:  Gary L. Church
     ----------------------------
Title: Vice President
      ---------------------------


By:    /s/ ANTHONY BURTON
   ------------------------------
Name:  Anthony Burton
     ----------------------------
Title: Vice President
      ---------------------------

MERRILL LYNCH & CO. C/F
Jerry N. Gauche, IRA
Account Number 795-81k02

By: /s/ [ILLEGIBLE]
   ------------------------------
    Authorized Signatory

/s/ EDGAR J. MARSTON III
- ---------------------------------
Edgar J. Marston III

Proxy under Agreement dated January
16, 1996 among the Company, Edgar
J. Marston III and participants in
the National-Oilwell Supplemental
Savings Plan, as amended and Trust
related thereto


NEW MANAGMENT
INVESTORS:                              SPOUSES:


/s/ STEVEN W. KRABLIN                   /s/ MARY L. KRABLIN
- -----------------------------------     --------------------------------------
Steven W. Krablin                       Mary L. Krablin


/s/ JAMES J. FASNACHT
- -----------------------------------
James J. Fasnacht

/s/ MERRILL A. MILLER, JR.              /s/ DIANA SUE MILLER
- -----------------------------------     --------------------------------------
Merrill A. Miller, Jr.                  Diana Sue Miller


/s/ RICHARD STAFF
- -----------------------------------
Richard Staff, as Trustee of the
Trusts created by that certain
Trust Agreement dated April 12, 1989


BANK OF AMERICA TEXAS, N.A.,
as Trustee of the Trust created
pursuant to the National-Oilwell
Supplemental Savings Plan


By:    /s/ GARY L. CHURCH
   ------------------------------
Name:  Gary L. Church
     ----------------------------
Title: Vice President
      ---------------------------


By:    /s/ ANTHONY BURTON
   ------------------------------
Name:  Anthony Burton
     ----------------------------
Title: Vice President
      ---------------------------


/s/ EDGAR J. MARSTON III
- ---------------------------------
Edgar J. Marston III

Proxy under Agreement dated as of
even date herewith among the Company,
Edgar J. Marston III and participants
in the National-Oilwell Supplemental
Savings Plan, as amended and Trust
related thereto